________________________________________________


                        FOURTH AMENDED AND RESTATED
                        LOAN AND SECURITY AGREEMENT

                         DATED AS OF JULY 19, 1995

             ________________________________________________


                               BY AND AMONG

                      PEOPLES TELEPHONE COMPANY, INC.

                               AS BORROWER,


                         THE LENDERS NAMED HEREIN

                                    AND

                         CREDITANSTALT-BANKVEREIN
                                 AS AGENT

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                             TABLE OF CONTENTS


                   1. DEFINITIONS, TERMS AND REFERENCES

    1.1  Certain Definitions . . . . . . . . . . . . . . . . . . . . . .  2
    1.2  Use of Defined Terms. . . . . . . . . . . . . . . . . . . . . . 18
    1.3  Accounting Terms. . . . . . . . . . . . . . . . . . . . . . . . 18
    1.4  Other Terms . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    1.5  Terminology . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    1.6  Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19


                               2. THE LOANS

    2.1  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    2.2  Borrowing Procedures. . . . . . . . . . . . . . . . . . . . . . 19
    2.3  Loan Account; Statements of Account . . . . . . . . . . . . . . 20
    2.4  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . 20
    2.5  Several Obligations of the Lenders; Remedies Independent. . . . 20
    2.6  Term; Termination . . . . . . . . . . . . . . . . . . . . . . . 21
    2.7  Loans in Excess of Borrowing Base.. . . . . . . . . . . . . . . 21
    2.8  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    2.9  Prorata Treatment . . . . . . . . . . . . . . . . . . . . . . . 22
    2.10 Prepayments/Commitment Reduction. . . . . . . . . . . . . . . . 22
    2.11 Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . 23
    2.12 Certain Notices . . . . . . . . . . . . . . . . . . . . . . . . 24


                           3.  FEES AND INTEREST

    3.1  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    3.2  Limitations on Interest Periods . . . . . . . . . . . . . . . . 26
    3.3  Conversions and Continuations . . . . . . . . . . . . . . . . . 26
    3.4  Commitment Fee. . . . . . . . . . . . . . . . . . . . . . . . . 26
    3.5  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
    3.6  Inability to Determine Fixed Rate . . . . . . . . . . . . . . . 27
    3.7  Increased Costs and Reduced Return. . . . . . . . . . . . . . . 27
    3.8  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . 28
    3.9  Notice of Amounts Payable to Lenders. . . . . . . . . . . . . . 28
    3.10 Interest Savings Clause . . . . . . . . . . . . . . . . . . . . 29


                     4. SECURITY INTEREST - COLLATERAL

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    4.1  Security Interest . . . . . . . . . . . . . . . . . . . . . . . 29
    4.2  Additional Security . . . . . . . . . . . . . . . . . . . . . . 30
    4.3  Perfection of Security Interest . . . . . . . . . . . . . . . . 30
    4.4  Right to Inspect; Verifications . . . . . . . . . . . . . . . . 30


                     5. REPRESENTATIONS AND WARRANTIES

    5.1  Corporate Existence and Qualification . . . . . . . . . . . . . 31
    5.2  Corporate Authority; Valid and Binding Effect . . . . . . . . . 31
    5.3  No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    5.4  Governmental Action . . . . . . . . . . . . . . . . . . . . . . 31
    5.5  No Material Litigation. . . . . . . . . . . . . . . . . . . . . 32
    5.6  Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
    5.7  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
    5.8  Financial Information . . . . . . . . . . . . . . . . . . . . . 32
    5.9  Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . 33
    5.10 Violations of Law . . . . . . . . . . . . . . . . . . . . . . . 33
    5.11 ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
    5.12 Environmental Laws. . . . . . . . . . . . . . . . . . . . . . . 33
    5.13 Margin Stock. . . . . . . . . . . . . . . . . . . . . . . . . . 34
    5.14 No Default. . . . . . . . . . . . . . . . . . . . . . . . . . . 34
    5.15 Chief Executive Office; Collateral Locations. . . . . . . . . . 34
    5.16 Corporate and Trade or Fictitious Names . . . . . . . . . . . . 35
    5.17 Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    5.18 Adequacy of Intangible Assets . . . . . . . . . . . . . . . . . 35
    5.19 Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    5.20 Inventory.. . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    5.21 Investments . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    5.22 Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . 36
    5.23 Existing Liens. . . . . . . . . . . . . . . . . . . . . . . . . 36
    5.24 Security Interest . . . . . . . . . . . . . . . . . . . . . . . 36
    5.25 Transmitting Utility. . . . . . . . . . . . . . . . . . . . . . 36
    5.26 Regulatory Matters. . . . . . . . . . . . . . . . . . . . . . . 37
    5.27 Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
    5.28 Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . 37


                         6. AFFIRMATIVE COVENANTS

    6.1  Records Respecting Collateral; Lockbox or Blocked Account
         Arrangement . . . . . . . . . . . . . . . . . . . . . . . . . . 37
    6.2  Reporting Requirements. . . . . . . . . . . . . . . . . . . . . 37

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    6.3  Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . 40
    6.4  Compliance With Laws. . . . . . . . . . . . . . . . . . . . . . 40
    6.5  Environmental Laws. . . . . . . . . . . . . . . . . . . . . . . 40
    6.6  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
    6.7  Books and Records . . . . . . . . . . . . . . . . . . . . . . . 41
    6.8  Notifications to the Agent and the Lenders. . . . . . . . . . . 41
    6.9  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
    6.10 Maintenance of Property . . . . . . . . . . . . . . . . . . . . 42
    6.11 Preservation of Corporate Existence . . . . . . . . . . . . . . 42
    6.12 Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . 43


                           7. NEGATIVE COVENANTS

    7.1  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
    7.2  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . 43
    7.3  Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . 43
    7.4  Guaranties. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
    7.5  Investments . . . . . . . . . . . . . . . . . . . . . . . . . . 44
    7.6  Prohibition of Fundamental Changes. . . . . . . . . . . . . . . 44
    7.7  Issuance of Stock . . . . . . . . . . . . . . . . . . . . . . . 45
    7.8  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . 45
    7.9  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
    7.10 Relocations; Use of Name. . . . . . . . . . . . . . . . . . . . 45
    7.11 Affiliate Transactions. . . . . . . . . . . . . . . . . . . . . 45
    7.12 Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
    7.13 Prepayment and Redemption . . . . . . . . . . . . . . . . . . . 46
    7.14 Amendment of Certain Documents. . . . . . . . . . . . . . . . . 46


                          8. FINANCIAL COVENANTS

    8.1  Net Worth.. . . . . . . . . . . . . . . . . . . . . . . . . . . 47
    8.2  Leverage Ratio. . . . . . . . . . . . . . . . . . . . . . . . . 47
    8.3  Loans/Operating Cash Flow Ratio . . . . . . . . . . . . . . . . 47
    8.4  Operating Cash Flow . . . . . . . . . . . . . . . . . . . . . . 47
    8.5  Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . . 48


                           9. EVENTS OF DEFAULT

    9.1  Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . 48
    9.2  Misrepresentations. . . . . . . . . . . . . . . . . . . . . . . 48

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    9.3  Negative and Financial Covenants. . . . . . . . . . . . . . . . 48
    9.4  Other Covenants . . . . . . . . . . . . . . . . . . . . . . . . 48
    9.5  Other Debts . . . . . . . . . . . . . . . . . . . . . . . . . . 48
    9.6  Certificate of Amendment. . . . . . . . . . . . . . . . . . . . 49
    9.7  Tax Lien. . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
    9.8  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
    9.9  Voluntary Bankruptcy. . . . . . . . . . . . . . . . . . . . . . 49
    9.10 Involuntary Bankruptcy. . . . . . . . . . . . . . . . . . . . . 50
    9.11 Suspension of Business. . . . . . . . . . . . . . . . . . . . . 50
    9.12 Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
    9.13 Change of Control . . . . . . . . . . . . . . . . . . . . . . . 50
    9.14 RICO. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
    9.15 Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
    9.16 Failure of Security . . . . . . . . . . . . . . . . . . . . . . 51

                               10. REMEDIES

    10.1 Default Rate. . . . . . . . . . . . . . . . . . . . . . . . . . 51
    10.2 Termination; Acceleration of the Obligations. . . . . . . . . . 51
    10.3 Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
    10.4 Rights and Remedies of a Secured Party. . . . . . . . . . . . . 52
    10.5 Take Possession of Collateral . . . . . . . . . . . . . . . . . 52
    10.6 Sale of Collateral. . . . . . . . . . . . . . . . . . . . . . . 52
    10.7 Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
    10.8 Appointment of Agent as Borrower's Lawful Attorney. . . . . . . 53


                         11. CONDITIONS PRECEDENT

    11.1 Conditions Precedent to Initial Loan. . . . . . . . . . . . . . 53
    11.2 All Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
    11.3 Delay in Satisfaction of Conditions Precedent . . . . . . . . . 56


                               12. THE AGENT


    12.1 Appointment, Powers and Immunities. . . . . . . . . . . . . . . 57
    12.2 Reliance by Agent . . . . . . . . . . . . . . . . . . . . . . . 57
    12.3 Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
    12.4 Rights as a Lender. . . . . . . . . . . . . . . . . . . . . . . 58
    12.5 Indemnification . . . . . . . . . . . . . . . . . . . . . . . . 58
    12.6 Non-Reliance on Agent and other Lenders . . . . . . . . . . . . 58

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    12.7 Failure to Act. . . . . . . . . . . . . . . . . . . . . . . . . 59
    12.8 Resignation or Removal of Agent; Co-Agent . . . . . . . . . . . 59
    12.9 Collateral Matters. . . . . . . . . . . . . . . . . . . . . . . 60
    12.10 Borrower Not a Beneficiary . . . . . . . . . . . . . . . . . . 61


                             13. MISCELLANEOUS

    13.1 Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
    13.2 Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
    13.3 Assignments; Successors and Assigns . . . . . . . . . . . . . . 62
    13.4 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 64
    13.5 Expense Reimbursement . . . . . . . . . . . . . . . . . . . . . 64
    13.6 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 65
    13.7 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
    13.8 Entire Agreement - Amendment. . . . . . . . . . . . . . . . . . 65
    13.9 Time of the Essence . . . . . . . . . . . . . . . . . . . . . . 66
    13.10 Interpretation . . . . . . . . . . . . . . . . . . . . . . . . 66
    13.11 Lenders Not a Joint Venturer . . . . . . . . . . . . . . . . . 66
    13.12 Cure of Defaults by Lenders. . . . . . . . . . . . . . . . . . 66
    13.13 Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . 66
    13.14 Attorney-in-Fact . . . . . . . . . . . . . . . . . . . . . . . 67
    13.15 Sole Benefit . . . . . . . . . . . . . . . . . . . . . . . . . 67
    13.16 Financing Statements . . . . . . . . . . . . . . . . . . . . . 67
    13.17 Governing Law; Jurisdiction. . . . . . . . . . . . . . . . . . 68
    13.18 Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . 68

                                   v
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         Schedule 5.5   - Litigation and Related Proceedings
         Schedule 5.11  - ERISA Matters
         Schedule 5.12  - Environmental Permits, Etc. Not Secured; Hazardous
                          Substances Used with Regard to Borrower's Assets
         Schedule 5.14  - Payment Disputes
         Schedule 5.15  - Executive Offices; Business and Collateral Locations
         Schedule 5.16  - Corporate and Trade or Fictitious Names
         Schedule 5.18  - Intangible Assets
         Schedule 5.21  - Investments
         Schedule 5.22  - Indebtedness
         Schedule 5.23  - Existing Liens
         Schedule 11.1  - Foreign Qualifications

         Exhibit A      - Form of Note
         Exhibit B      - Form of Notice of Borrowing
         Exhibit C      - Form of Compliance Certificate
         Exhibit D      - Form of Borrowing Base Certificate
         Exhibit E      - Form of Opinion of Greenberg, Traurig, Hoffman,
                          Lipoff, Rosen & Quentel, P.A.
         Exhibit F      - Form of Assignment

                        FOURTH AMENDED AND RESTATED
                        LOAN AND SECURITY AGREEMENT


     THIS FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Agreement") is made and entered into as of the 19th day of July, 1995, by and among PEOPLES TELEPHONE COMPANY, INC., a New York corporation ("Borrower"), each of the Lenders signatory hereto (hereinafter referred to individually as a "Lender" and collectively as the "Lenders"), and CREDITANSTALT-BANKVEREIN, an Austrian banking corporation, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, hereinafter referred to as the "Agent");

                            W I T N E S S E T H:

     WHEREAS, on March 12, 1990, Borrower entered into a certain Loan and Security Agreement, dated as of March 12, 1990, as amended (as so amended, the "Original Loan Agreement"), among Borrower, the banks party thereto and the Agent, pursuant to which such banks made available to Borrower a revolving credit facility; and

    WHEREAS, on May 4, 1992, Borrower entered into that certain Amended and Restated Loan and Security Agreement, dated as of May 4, 1992 (the "First Restated Agreement") among Borrower, the banks party thereto and the Agent to extend the credit facility under the Original Loan Agreement and to provide to Borrower additional acquisition financing and make certain other modifications to the financial accommodations extended to Borrower under the Original Loan Agreement, as theretofore amended;

    WHEREAS, on March 29, 1993, Borrower and PTC Cellular, Inc., a Delaware corporation ("PTCC"), entered into a Second Amended and Restated Loan and Security Agreement, dated as of March 29, 1993 (the "Second Restated Agreement") with the banks party thereto and the Agent, as agent for such Banks, pursuant to which the credit facilities were amended to add PTCC as a borrower, to further increase the credit facilities to permit loans and advances to Borrower and PTCC;

    WHEREAS, pursuant to a First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of November 5, 1993, the Second Restated Agreement was amended to provide for a bridge loan from Creditanstalt to Borrower;

    WHEREAS, on February 17, 1994, Borrower entered into a Third Amended and Restated Loan and Security Agreement, dated as of February 17, 1994 (the "Third Restated Agreement") with the banks party thereto and the Agent, as agent for such Banks, pursuant to which the credit facilities were amended to increase the revolving line of credit provided for therein to One Hundred Twenty-Five
Million Dollars ($125,000,000), to eliminate PTCC as a Borrower, to eliminate the Facility B

Loans and Facility C Loans (as such terms are defined in the Second Restated Agreement), to add additional Banks thereto and to make certain other changes thereto (the "Existing Facility");

    WHEREAS, pursuant to a Consent, Waiver and First Amendment to Third Amended and Restated Loan and Security Agreement, dated as of June 10, 1994, the Third Restated Agreement was amended to increase the Borrowing Base and to consent to the acquisition by Borrower of substantially all of the pay telephone assets of Atlantic Telco Joint Venture and of Telso, Inc.;

    WHEREAS, pursuant to a Consent, Waiver and Second Amendment to Third Amended and Restated Loan and Security Agreement, dated as of September 28, 1994, the Third Restated Agreement was amended to consent to the acquisition by Borrower of Telecoin Communications, Ltd., to amend certain financial covenants and to waive certain financial covenant defaults;

    WHEREAS, pursuant to a Consent, Waiver and Third Amendment to Third Amended and Restated Loan and Security Agreement, dated as of March 22, 1995, the Third Restated Agreement was amended to reduce the credit facility to One Hundred Million Dollars ($100,000,000), to amend certain financial covenants and to waive certain financial covenant defaults;

    WHEREAS, Borrower wishes to amend the Third Restated Agreement, as previously amended, to restructure the Existing Facility provided for therein in order to reduce the revolving line of credit provided for therein to Forty Million Dollars ($40,000,000), to provide for the issuance by Borrower of the Senior Notes (as defined herein), to eliminate certain Banks party thereto and to make certain other changes thereto;

    WHEREAS, for the sake of convenience, Borrowers, the Banks and the Agent desire to restate in its entirety the Third Restated Agreement;

    WHEREAS, this Agreement represents a continuation of the Existing Facility, as previously amended and as amended hereby, and is not a replacement, satisfaction or repayment of the Existing Facility;

    NOW, THEREFORE, in consideration of the foregoing premises, to induce the Lenders to extend the financing provided for herein, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by Borrower, Borrower, the Lenders and Agent agree as follows:

                    1. DEFINITIONS, TERMS AND REFERENCES

         1.1 CERTAIN DEFINITIONS. When used herein, the following terms shall have the following meanings:

         "Acquisition" shall mean any transaction, or any series of related transactions, consummated after the Effective Date, by which (i) Borrower and/or any of its Subsidiaries acquires the business or all or substantially all of the assets of any Person, or any division of any Person, whether through Investment, purchase of assets, merger or otherwise or (ii) any Person that was not theretofore a Subsidiary of Borrower becomes a Subsidiary of Borrower and is consolidated with Borrower for financial reporting purposes.

         "Accounts" shall mean all of Borrower's accounts, contract rights, chattel paper and instruments (whether now existing or hereafter acquired or arising or in which Borrower now has or hereafter acquires any rights), including, without limitation, all present and future rights to payments for goods, merchandise or Inventory sold or leased or for services rendered, whether or not represented by instruments, chattel paper, invoices or other billing, and whether or not earned by performance; proceeds of any letter of credit on which Borrower is a beneficiary and all forms of obligations whatsoever owing to Borrower, together with all instruments and documents of title representing any of the foregoing, all rights in any goods, merchandise or Inventory which any of the foregoing may represent, all rights in any returned or repossessed goods, merchandise or Inventory, and all rights, security and guaranties with respect to each of the foregoing, including, without limitation, any rights of stoppage in transit.

         "Account Debtor" shall mean any Person who is or may become obligated to Borrower or its predecessors on any Account.

         "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least five percent (5%) of the outstanding shares of capital stock or other equivalent ownership interests having ordinary voting power to elect the board of directors or other governing body (irrespective of whether, at the time, stock or securities of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) of such Person, or which controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" shall mean this Fourth Amended and Restated Loan and Security Agreement, as amended or supplemented from time to time.

         "Applicable Law" shall mean, in respect of a Person, all provisions of statutes, rules, regulations and orders of any Governmental Authority applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

         "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as may be amended from time to time.

         "Base Lending Rate" shall mean an interest rate per annum, fluctuating daily, equal to the higher of (a) the rate announced by Creditanstalt from time to time at its principal office in New York City, New York, as its prime rate for domestic (United States) commercial loans in effect on such day; and (b) the Federal Funds Rate in effect on such day plus one-half of one percent (1/2 of 1%). The Base Lending Rate is not necessarily intended to be the lowest rate of interest charged by Creditanstalt in connection with extensions of credit. Each change in the Base Lending Rate shall result in a corresponding change in the interest rate hereunder with respect to a Base Rate Loan and such change shall be effective on the effective date of such change in the Base Lending Rate.

         "Base Rate Loan" shall mean a Loan bearing interest at a rate based on the Base Lending Rate.

         "Borrowing Base" shall mean the sum of (a) up to seventy-five percent (75%) of the net amount of Borrower's Eligible Accounts; plus (b) an amount equal to $1,200 multiplied by the number of Eligible Pay Telephones.

         "Borrowing Base Certificate" shall have the meaning given such term in
Section 6.2(b)(i) hereof.

         "Bridge Loan" shall mean the $2,500,000 bridge loan made to PTCC by Creditanstalt Corporate Finance, Inc.

         "Business Day" shall mean a day on which banks are not required or authorized to close in New York City, New York and, if such day relates to a borrowing of, a payment or prepayment of principal or interest on a Continuation or Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, which is also a day on which dealings by and between banks in U.S. dollar deposits are carried out in the London interbank Eurodollar market.

         "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (including such Statement No. 13).

         "Capital Stock" shall mean, as to any Person, any and all shares, interests, warrants, participations or other equivalents (however designated) of corporate stock of such Person.

         "Change of Control" shall mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than a Permitted Holder, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has a right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Borrower; (b) the Borrower consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Borrower is converted into or exchanged for cash, securities or other property; or (c) the directors of Borrower (or the executive committee thereof) constituting that percentage necessary to approve corporate action not being current directors of Borrower or directors designated or approved by such directors or directors approved by such directors. For Purposes of this definition, (a) "Permitted Holder" shall mean any of the following, individually or collectively: (i) Union Bank of Switzerland ("UBS"), any of its Subsidiaries or any Person owning directly or indirectly 50% or more of the capital stock of UBS or any Subsidiary of UBS; (ii) Jeffrey Hanft, the Chairman of the Board and the Chief Executive Officer of the Company; (iii) Robert D. Rubin, the President of the Company; and (iv) any other Person directly or indirectly controlled by the above specified persons, respectively, and (b) "Voting Stock" shall mean any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder from time to time.

         "Collateral" shall mean the property of Borrower described in Section 4.1, or any part thereof, as the context shall require, in which Agent has, or is to have, a Lien on pursuant thereto or pursuant to any of the Loan Documents, as security for payment of the Obligations.

         "Commitment" shall mean the aggregate obligation of the Lenders to make Loans to Borrower, subject to the terms and conditions hereof, up to an aggregate principal amount not to exceed at any one time outstanding as to all the Lenders equal to Forty Million Dollars ($40,000,000), subject to reduction as set forth in Section 2.10 hereof.

         "Commitment Fee" shall mean that amount due and payable to the Lenders from Borrower pursuant to and in the amount specified in Section 3.4 hereof.

         "Commitment Percentage" shall mean, as to each Lender, that amount, expressed as a percentage, equal to the ratio of the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Commitment" to the aggregate amount of the

Commitment; provided that the Commitment Percentage of each Lender shall be increased or decreased, as appropriate, to reflect any assignments made by such Lender pursuant to Section 13.3(c) hereof.

         "Common Stock" shall mean the common stock of the Borrower, as currently authorized by the Articles of Incorporation of Borrower, together with all shares of the same class of common stock as are hereafter authorized.

         "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 3.3 hereof of a Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 3.3 hereof of a Base Rate Loan into a Eurodollar Loan or of a Eurodollar Loan into a Base Rate Loan.

         "Creditanstalt" shall mean Creditanstalt-Bankverein, an Austrian banking corporation, and its successors and assigns.

         "Default" shall mean the occurrence of any event or condition which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

         "Default Rate" shall mean, with respect to the unpaid portion of any Loan, an interest rate per annum equal to (a) two percent (2%) above the interest rate set forth for such Loan in Section 3.1(a) hereof or (b) two percent (2%) above the rate set forth in Section 3.1(a)(ii) hereof with respect to any portion of the Obligations other than Loans.

         "Effective Date" shall mean the date that this Agreement has been signed by Borrower, the Lenders and the Agent and the conditions precedent set forth in Section 11.1 have been satisfied.

         "Eligible Accounts" shall mean the Accounts consisting of trade accounts receivable arising in the ordinary course of Borrower's business pursuant to contracts between Borrower and the Account Debtors providing for the bona fide sale or delivery of goods to or performance of services for the Account Debtors, net of all returns, discounts, offsets, claims, credits, charges and allowances of any nature and net of all reserves, limits and deductions set forth below or set forth elsewhere in this Agreement or in any Loan Document. Unless Agent specifically consents in writing otherwise, no Account shall be an Eligible Account if:

         (a) the Agent does not have a first priority perfected Lien in such Account or the Account is subject to any Lien whatsoever, other than Liens in favor of the Agent; or

         (b) it arises out of a sale made by Borrower to an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or

         (c) it remains due and unpaid more than ninety (90) days after (i) the date of the original invoice sent to the local exchange carrier ("LEC"), in the case of Accounts collected by an LEC or (ii) the date of the invoice to the Account Debtor in respect of such Account, in the case of all other Accounts; or

         (d) fifty percent (50%) or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or

         (e) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; or

         (f) the Account Debtor is also a creditor or supplier to Borrower or any of Borrower's Subsidiaries, or the Account Debtor has disputed liability, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower or any of Borrower's Subsidiaries, or the Account otherwise is or is likely to become subject to any right or set-off (actual or asserted) by the Account Debtor, whether by virtue of the terms of the contract between Borrower and the Account Debtor, or by virtue of any other defense or claim of the Account Debtor against Borrower (including, without limitation, by virtue of guaranties by such account debtor of Borrower's trade obligations, or otherwise); provided, however, that the Accounts of such Account Debtor shall only be ineligible to the extent of such offset or asserted offset; or

         (g) the Account Debtor has commenced a voluntary case under the Bankruptcy Code, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the Bankruptcy Code, as now constituted or hereafter amended, or if any other petition or other application for relief under the Bankruptcy Code has been filed against the Account Debtor or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

         (h) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. section 3727); or

         (i) the Account is denominated in other than United States dollars or is payable outside the United States, or the sale represented by such Account is to an Account Debtor outside the United States unless the sale is on letter of credit or acceptance terms reasonably acceptable to the Agent and the Agent has received an assignment of Borrower's rights under such letter of credit or acceptance or has been irrevocably designated the payee of such letter of credit or acceptance; or

         (j) the Account Debtor is located in any state imposing the condition on the right of a creditor to collect accounts receivable that such creditor has either qualified to do business in such state or filed a Business Activities Report or other appropriate report with the taxing or other designated authorities of such state for the then current year, unless Borrower has complied with such conditions on or prior to the date when such compliance is required under applicable state law; or

         (k) the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower with respect thereto and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

         (l)    the Account is evidenced by chattel paper or other instrument;
     or

         (m) the Accounts of any Account Debtor exceed a credit limit determined by the Agent, in its sole discretion based on its credit and collateral considerations, to the extent such Accounts exceed such limit; or

         (n) Agent believes, in its credit and collateral judgment, that collection of such Account is insecure or that such Account may not be paid.

         "Eligible Assignee" shall mean any bank or other entity to which a Lender assigns all or any part of any Loan pursuant to Section 13.3(c) and "Eligible Assignees" shall mean, collectively, all banks and other entities to which any Lender assigns all or any part of any Loan pursuant to Section 13.3(c) hereof provided such entity is acceptable to both Agent and Borrower.

         "Eligible Pay Telephones" shall mean and include only such Pay Telephones (a) in which Agent has a first priority security interest; (b) which are located in the continental United States; (c) which are scheduled to Agent in accordance with Section 6.2(b) hereof; (d) which, in Agent's opinion, are in good operating condition and are not obsolete or unmerchantable; and (e) which Agent, in its credit and collateral judgment, deems to be Eligible Pay Telephones.

         "Environmental Laws" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances and any and all regulations, codes, standards, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

         "Equipment" shall mean all of Borrower's equipment, fixtures and leasehold improvements, whether now existing or hereafter acquired or arising or in which Borrower now has or hereafter acquires any rights, including, without limitation, all furniture, machinery, Telephone Equipment, vehicles and trade fixtures, together with any and all accessories, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "Eurodollar Loan" shall mean a Loan bearing interest for a particular Interest Period at a rate based on a Quoted Rate.

         "Event of Default" shall mean any of the events or conditions described in Article 9 hereof.

         "Federal Funds Rate" shall mean, for any day, the overnight federal funds rate in New York City, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in the Federal Reserve Statistical Release H.15 (519) or any successor publication, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on overnight federal funds transactions in New York City received by Agent from three federal funds brokers of recognized standing selected by Agent.

         "Foreign Tax" shall mean and include any present or future tax, levy, cost or charge of any nature imposed by any Governmental Authority, excluding taxes on or measured by the net income of any Lender imposed by any jurisdiction in which the principal or relevant lending office of any Lender is located.

         "Funded Debt" shall mean, for any Person, collectively, (a) the aggregate principal amount of Indebtedness for borrowed money which would, in accordance with GAAP, be classified as long-term debt, together with the current maturities thereof; (b) all Indebtedness outstanding under any revolving credit, line of credit or similar agreement providing for borrowings (and any extensions or renewals thereof), notwithstanding that any such Indebtedness is created within one year of the expiration of such agreement; (c) the principal component of Capital Lease Obligations; and (d) any other Indebtedness bearing interest or carrying a similar payment requirement (including (i) any outstanding Capital Stock constituting Indebtedness under clause (d) of the definition thereof and
(ii)
any Indebtedness issued at a discount to its face amount), calculated in all cases for such Person and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of Borrower, as reflected in the financial information referred to in Section 5.8 hereof.

         "General Intangibles" shall mean all of Borrower's general intangibles, whether now existing or acquired or arising or in which Borrower now has or hereafter acquires any rights, including, without limitation, Telephone Placement Agreements, all rights under escrow agreements (including, without limitation, that certain Software Escrow Agreement and that certain Schematics Escrow Agreement, each dated July 28, 1992, each among Borrower, Agent and Intellicall, Inc.) and in all property held pursuant thereto, choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, service marks, trademarks, trade names, trade secrets, good will, copyrights, registrations, licenses, franchises, customer lists, agency and other contracts, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification, and all other intangible property of every kind and nature (other than Accounts).

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

         "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding (a) endorsements for collection or deposit in the ordinary course of business and (b) any such agreement pursuant to which the obligation is fulfilled solely by the issuance of common stock of the guarantor. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

         "Hazardous Substances" shall mean any pollutant, contaminant, hazardous, toxic or dangerous waste, substance or material, or any other substance or material regulated or controlled pursuant to any Environmental Law, including, without limiting the generality of the foregoing, asbestos, PCBs, petroleum products (including crude oil, natural gas, natural gas liquids, liquified natural gas or synthetic gas) or any other substance defined as a "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "hazardous material," "hazardous chemical,"

"hazardous waste," "regulated substance," "toxic chemical," "toxic substance" or other similar term in any Environmental Law.

         "Indebtedness" shall mean, as applied to any Person at any time, (a) all indebtedness, obligations or other liabilities of such Person, contingent or otherwise (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto; (ii) under profit payment agreements or similar agreements; (iii) with respect to letters of credit issued for such Person's account; (iv) to pay the deferred purchase price of property or services, except unsecured accounts payable and accrued expenses arising in the ordinary course of business which are not more than 60 days past due; or (v) Capital Lease Obligations; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of any foreign exchange contract or Interest Hedge Agreement, net of liabilities owed to such Person by the counterparties thereon;
(d) all shares of Capital Stock (other than the Preferred Stock) subject (upon the occurrence of any contingency or otherwise) to mandatory redemption prior to the Maturity Date; and (e) indebtedness of others Guaranteed by such Person.

         "Interest Coverage Ratio" shall mean, for any fiscal quarter of Borrower for which the same is computed, the ratio of (a) Borrower's Operating Cash Flow for such fiscal quarter to (b) Borrower's Interest Expense for such fiscal quarter, in each case calculated on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

         "Interest Hedge Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

         "Interest Expense" shall mean, for any period, total interest expense, whether paid, accrued or capitalized (including the interest component of Capital Lease Obligations), of the Borrower, including, but not limited to, all origination and other fees, all amortization of original issue discount and the net amount payable under any Interest Hedge Agreement between Borrower and any Person, all as calculated on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

         "Interest Period" shall mean, in connection with any Eurodollar Loan, the period beginning on the date such Eurodollar Loan is made, Continued or Converted and continuing for one (1), two (2), three (3) or six (6) months as selected by Borrower by notice to the Agent. Notwithstanding the foregoing, however, (a) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (a) above) end on the last day of such calendar month, and (c) no Interest Period shall extend beyond either the Maturity Date or such other date as would interfere with the repayment obligations of Borrower hereunder.

         "Inventory" shall mean all of Borrower's inventory, whether now existing or acquired or arising or in which Borrower now has or hereafter acquires any rights, including, without limitation, any and all goods, merchandise and other personal property, wheresoever located and whether or not in transit, which is or may at any time be held for sale or lease or to be furnished under any contract of service or held as raw materials, work in process, finished goods or materials, and supplies of any kind, nature or description used or consumed in Borrower's business, including, without limitation, all such property the sale or other disposition of which has given rise to an Account and which may have been returned to or repossessed or stopped in transit by Borrower.

         "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such advance, loan or extension of credit representing the purchase price of goods, intangibles or services sold or supplied in the ordinary course of business) or Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; (c) any Acquisition other than the acquisition of goods, intangibles or services purchased in the ordinary course of business and accounted for as an expense in accordance with GAAP or as a Capital Expenditure or (d) the entering into of any Interest Hedge Agreement.

         "Leverage Ratio" shall mean, on any date, the ratio of (a) the Borrower's Funded Debt, as of such date, to (b) Borrower's Net Worth as of such date, in each case computed on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

         "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

         "Loans" shall mean, collectively, the loans made pursuant to Section
2.1 hereof, and "Loan" shall mean any loan made pursuant to Section 2.1 hereof. Loans may be either a Eurodollar Loan or a Base Rate Loan, each of which is a "type" of Loan.

         "Loan Documents" shall mean this Agreement, the Notes, the Stock Pledge Agreement dated of even date herewith, executed by the Borrower in favor of Agent on behalf of the Lenders, the documents executed by Borrower or its Subsidiaries pursuant to Section 4.2 hereof, any financing statements covering portions of the Collateral and any and all other instruments, documents, and agreements now or hereafter executed and/or delivered by Borrower or its Affiliates in connection herewith, or any one, more, or all of the foregoing, as the context shall require, and "Loan Document" shall mean any one of the Loan Documents.

         "Majority Lenders" shall mean, subject to the terms of the last paragraph of Section 13.8 hereof, Lenders holding at least sixty-seven percent (67%) of the aggregate outstanding principal amount of the Loans or, if no Loans are outstanding at such time, Lenders holding at least sixty-seven percent (67%) of the Commitment.

         "Margin Stock" shall mean "margin stock" as such term is defined from time to time in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         "Material Adverse Effect" shall mean any event or condition which, alone or when taken with other events or conditions occurring or existing concurrently therewith (a) has or is reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities, properties or prospects of Borrower; (b) has or is reasonably expected to have any material adverse effect whatsoever on the validity or enforceability of this Agreement or any Loan Document; (c) materially impairs or is reasonably expected to materially impair the ability of Borrower to pay and perform the Obligations; (d) materially impairs or is reasonably expected to materially impair the ability of the Agent or the Lenders to enforce their respective rights and remedies under this Agreement and the Loan Documents; or (e) has or is reasonably expected to have any material adverse effect on the Collateral, the Liens of the Agent in the Collateral or the priority of such Liens.

         "Maturity Date" shall mean July 19, 1999.

         "MPPAA" shall mean the Multiemployer Pension Plan Amendments Act of 1980, amending Title IV of ERISA.

         "Multiemployer Plan" shall have the same meaning as set forth in
Section 4001(a)(3) of ERISA.

         "Net Worth" shall mean (a) Borrower's total assets minus (b) Total Liabilities, plus (c) to the extent included in Total Liabilities, the book value of the Preferred Stock, excluding, however, from the definition of assets the amount of (x) any write-up in the book value of any assets resulting from a revaluation thereof subsequent to the later to occur of (i) September 30, 1993 and (ii) the date Borrower acquired such assets; (y) treasury stock; and (z) receivables from Affiliates of Borrower, calculated in each case on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP; provided, however, that in no event shall Total Liabilities include the Preferred Stock.

         "Note" or "Notes" shall have the meanings given to such terms in
Section 2.1 hereof.

         "Notice of Borrowing" shall have the meaning given such term in Section
2.12 hereof.

         "Obligations" shall mean the Loans and any and all other indebtedness, liabilities and obligations of Borrower to the Agent or any Lender of every kind and nature (including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrower by Agent or any Lender and future advances made to or for the benefit of Borrower), arising under this Agreement or under any of the other Loan Documents, or acquired by the Agent from any other source, whether arising by reason of an extension of credit, opening of a letter of credit, loan, lease, guaranty, indemnification, Interest Hedge Agreement or in any other manner, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter acquired.

         "Loans/Operating Cash Flow Ratio" shall mean, as of any date, the ratio of (a) the aggregate outstanding principal amount of the Loans as of such date to (b) Borrower's Operating Cash Flow for the four fiscal quarter period ending on or most recently ended prior to such date, in each case calculated on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP (provided that, for purposes of this definition, Persons that become Subsidiaries of Borrower at any time after the first day of such four fiscal quarter period and prior to or on the date of such calculation shall be deemed to have been Subsidiaries of Borrower during such four fiscal quarter period on a pro forma basis).

         "Operating Cash Flow" shall mean, for any period for which the same is computed, the sum of (a) Borrower's net income (loss) for such period plus (b) Borrower's Interest Expense for such period plus (c) Borrower's depreciation and amortization for financial reporting purposes for such period; plus (d) Borrower's income tax expense for such period, as each such item is computed on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

         "Participant" shall mean any bank or other entity to which a Lender sells a participating interest in any Loan or Loans pursuant to Section 13.3(b) hereof, and "Participants" shall mean, collectively, all banks or other entities to which any Lender sells a participating interest in any Loan or Loans pursuant to Section 13.3(b) hereof.

         "Pay Telephone" shall mean a non-cellular installed telephone through which a user may initiate a call payable only by coins or by credit card, collect or third number billing procedures.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor agency or Person performing substantially the same functions.

         "Permitted Liens" shall mean: (a) those existing on the date hereof with respect to specific items of Equipment and described on SCHEDULE 5.23 attached hereto; (b) liens, security interests and encumbrances in favor of Agent; (c) liens on the real property of Borrower located at 2300 N.W. 89th Place, Miami, Dade County, Florida, securing Indebtedness permitted by Section 7.2(d) hereof; (d) liens for (i) property taxes not delinquent, (ii) taxes not yet subject to penalties, (iii) pledges or deposits made under Workmen's Compensation, Unemployment Insurance, Social Security and similar legislation, or in connection with appeal or surety bonds incident to litigation, or to secure statutory obligations, and (iv) mechanics' and materialmen's liens with respect to liabilities which are not yet due or which are being contested in good faith; and (e) purchase money liens on Equipment and related software; provided, however, that (i) such lien is created contemporaneously with the acquisition of such Equipment and related software; (ii) such lien attaches only to the specific items of Equipment and related software so acquired; (iii) such lien secures only the Indebtedness incurred to acquire such Equipment and related software; and (iv) the Indebtedness secured by such lien is permitted by the terms of Section 7.2 hereof.

         "Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Plan" shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of Borrower or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to the following types of plans:

         (i) Executive Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute," "rabbi trust," or other executive compensation plan, program, contract, arrangement or practice ("Executive Arrangements");

         (ii) ERISA Plans - any "employee benefit plan", except any Multiemployer Plan, as defined in Section 3(3) of ERISA, whether maintained by or for a single employee or by or for multiple employees, including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits ("ERISA Plans");

         (iii) Other Employee Fringe Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice ("Fringe Benefit Plans"); and

         (iv)   Multiemployer Plan - any Multiemployer Plan.

         "Preferred Stock" shall mean the Series C Cumulative Convertible Preferred Stock of Borrower, having a par value of $.01 per share.

         "Prison Telephone Business" shall mean the business of Borrower of operating non-coin operated telephones installed at prisons, penitentiaries or similar penal institutions or correctional facilities for the incarceration or confinement of criminal offenders.

         "PTCC" shall mean PTC Cellular, Inc., a Delaware corporation and majority-owned Subsidiary of Borrower.

         "Quoted Rate" shall mean, when used with respect to an Interest Period for a Eurodollar Loan, the quotient of (i) the offered rate quoted by Agent in the interbank Eurodollar market in New York City, New York or London, England on or about 11:00 a.m. (New York or London time, as the case may be) two Business Days prior to such Interest Period for U.S. dollar deposits of an aggregate amount comparable to the principal amount of the Eurodollar Loan to which the Quoted Rate is to be applicable and for a period comparable to such Interest Period, divided by (ii) one minus the Reserve Percentage. For purposes of this definition, (a) "Reserve Percentage" shall mean with respect to any Interest Period, the percentage which is in effect on the first day of such Interest Period under Regulation D as the maximum reserve requirement for member banks of the Federal Reserve System in New York City with deposits comparable in amount to those of Agent against Eurocurrency Liabilities and (b) "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D, as in effect from time to time. The Quoted Rate for the applicable period shall be adjusted automatically on and as of the effective date of any change in the applicable Reserve Percentage.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

         "Regulatory Change" shall mean, with respect to any Lender, the adoption on or after the Effective Date of any applicable federal, state, or foreign law, rule or regulation or any change after such date in any such federal, state or foreign law, rule or regulation (including, without limitation, Regulation D), or any adoption or change in the interpretation or administration thereof by any court, Governmental Authority, central bank or comparable agency or monetary authority charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive made after such date (whether or not having the force of law) of any such court, authority, central bank or comparable agency or monetary authority.

         "Reportable Event" shall have the meaning set forth in Section 4043 of ERISA.

         "Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement dated as of July 3, 1995, among Borrower, UBS Capital Corporation and Appian Capital Partners, L.L.C.

         "Senior Notes" shall mean, collectively, the 12-1/4% Senior Notes due 2002 and 12-1/4% Senior Notes due 2002, Series B, issued pursuant to, and on the terms and conditions set forth in, the Senior Notes Indenture, as in effect on the date hereof, in an aggregate principal amount not exceeding $100,000,000.

         "Senior Notes Indenture" shall mean the Indenture, dated as of July 15, 1995, between Borrower and First Union National Bank of North Carolina, as trustee, as such Indenture is in effect on the date hereof.

         "Solvent" shall mean, as to any Person, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (b) is able to pay its debts as they mature and (c) owns property whose fair saleable value is greater than the amount required to pay its Indebtedness.

         "Subordinated Debt" shall mean Indebtedness of Borrower which has been subordinated in writing in right of payment to the prior payment to the Obligations, on terms and conditions satisfactory to the Agent and the Majority Lenders in their sole discretion.

         "Subsidiary" shall mean, as to any Person, any other Person, of which more than fifty percent (50%) of the outstanding shares of Capital Stock or other ownership interest having ordinary voting power to elect a majority of the board of directors of such corporation or similar governing body of such other Person (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such other Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or by one or more "Subsidiaries" of such Person.

         "Telephone Equipment" shall mean all of that Equipment of Borrower constituting, relating to or used in connection with Pay Telephones of Borrower installed at various locations pursuant to Telephone Placement Agreements, including, but not limited to, uninstalled telephones and replacement parts for telephones.

         "Telephone Placement Agreements" shall mean (i) all those agreements of Borrower with various property owners pursuant to which Borrower installs one or more Pay Telephones on the property owner's property and pays to the property owner a percentage of revenues earned from such Pay Telephones, in return for such installation right and (ii) those placement agreements for Pay Telephones which were acquired by Borrower pursuant to an acquisition permitted by Section 7.5 hereof.

         "Termination Date" shall mean the earliest of (a) the Maturity Date;
(b) the date the Commitment is reduced to zero pursuant to Section 2.10 hereof; and (c) the date the Commitment is terminated pursuant to Section 10.2 hereof.

         "Third Restated Agreement" shall mean that certain Third Amended and Restated Loan and Security Agreement dated as of February 17, 1994, by and among Borrower, the banks party thereto and Creditanstalt, as agent for such banks, as amended.

         "Total Liabilities" shall mean all obligations, indebtedness or other liabilities of any kind or nature, fixed or contingent, due or not due, which, in accordance with GAAP, would be classified as a liability on the balance sheet of Borrower. In no event shall "Total Liabilities" include Preferred Stock.

         "Transferee" shall mean any Participant or Eligible Assignee under this Agreement, and "Transferees" shall mean all Participants and Eligible Assignees under this Agreement.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

         0.1 USE OF DEFINED TERMS. All terms defined in this Agreement and the Exhibits hereto shall have the same defined meanings when used in any other Loan Document, unless the context shall require otherwise.

         0.2 ACCOUNTING TERMS; CALCULATIONS. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP. Calculations hereunder shall be made and financial data required hereby shall be prepared, both as to classification of items and as to amounts, in accordance with GAAP.

         0.3 OTHER TERMS. All other terms used in this Agreement which are not specifically defined herein but which are defined in the UCC shall have the meanings set forth therein.

         0.4 TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Exhibits or Schedules shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, Exhibit or Schedule attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions of, Exhibits or Schedules to, another document or instrument. All references to instrument, document or agreement shall, unless the context otherwise requires, refer to such instrument, document or agreement as the same may be, from time to time, amended, modified, supplemented, renewed, extended, replaced or restated.

         0.5 EXHIBITS. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                               1. THE LOANS

         1.1 LOANS. Subject to the terms and conditions hereof and provided that there exists no Default or Event of Default, each Lender severally agrees to make loans (each a "Loan" and collectively the "Loans"), as requested by Borrower in accordance with the provisions of Section 2.2 hereof, to Borrower from time to time on and after the Effective Date and up to, but not including, the Termination Date in an aggregate principal amount not to exceed at any one time outstanding an amount equal to such Lender's Commitment Percentage of the lesser of (i) the Borrowing Base and (ii) the Commitment. All Loans outstanding on the Effective Date under, and as such term is defined in, the Third Restated Agreement shall be Loans under this Agreement. The Loans made by each Lender shall be evidenced by a promissory note, substantially in the form of EXHIBIT A attached hereto, payable to such Lender in the principal face amount of such Lender's Commitment Percentage of the Commitment (together with any and all amendments, modifications and supplements thereto, and any renewals, replacements or extensions thereof (including, but not limited to, pursuant to Section 13.3(c)(ii) hereof), in whole or in part, individually, a "Note" and, collectively, the "Notes"). Loans may be borrowed, repaid and reborrowed in accordance with the terms hereof.

         1.2    BORROWING PROCEDURES.

         (a) Borrower shall give Agent a Notice of Borrowing in connection each request for a Loan hereunder in accordance with Section 2.12 hereof. The Agent shall promptly notify each Lender of any Notice of Borrowing received hereunder. Not later than 11:00 a.m (New York time), on the date specified for each borrowing hereunder, each Lender shall make available to the Agent the amount of the Loan to be made by such Lender in accordance with such Lender's Commitment Percentage, in immediately available funds at an account with Creditanstalt designated by the Agent. The Agent shall, subject to the terms and conditions of this Agreement, not later than 1:00 p.m. (New York time) on the Business Day specified for such borrowing, make such amount available to Borrower at the Agent's office in New York, New York.

         (b) Unless the Agent shall have been notified by any Lender at least one Business Day prior to the date on which any Eurodollar Loan is to be made to Borrower and not later than 11:00 a.m. (New York time) on the date any Base Rate Loan is to be made, that such Lender does not intend to make available to the Agent such Lender's Commitment Percentage of such Loan, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Loan and the Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Lender, the

Agent shall be entitled to recover such corresponding amount on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such a corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Borrower and Borrower shall pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to Borrower to the date such corresponding amount as recovered by the Agent at a rate per annum equal to the Federal Funds Rate, for the first two Business Days, and then thereafter at the rate per annum then in effect with respect to Base Rate Loans. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment Percentage of the Commitment hereunder or to prejudice any rights which the Agent or Borrower may have against any Lender as a result of any Default by such Lender hereunder.

         1.3 LOAN ACCOUNT; STATEMENTS OF ACCOUNT. The Agent will maintain one or more loan accounts for Borrower to which the Agent will charge all amounts advanced to or for the benefit of Borrower hereunder or under any of the other Loan Documents and to which the Agent will credit all amounts collected under each such credit facility from or on behalf of Borrower. The Agent will account to Borrower periodically with a statement of charges and payments made pursuant to this Agreement, and each such account statement shall be deemed final, binding and conclusive, absent manifest error, unless the Agent is notified by Borrower in writing to the contrary within thirty (30) days of the date of each account statement. Any such notice shall only be deemed an objection to those items specifically objected to therein. The unpaid principal amount of the Loans, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, and the accrued and unpaid fees, premiums and other amounts due hereunder shall at all times be ascertained from the records of the Agent and such records shall constitute prima facie evidence of the amounts so due and payable.

         1.4    USE OF PROCEEDS.  The proceeds of the Loans shall be used for
(a) Borrower's general working capital needs; and (b) Acquisitions permitted by
Section 7.5 hereof. No portion of the proceeds of any Loan may be used to "purchase" or "carry," as such terms are defined in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, any Margin Stock, or to extend credit for the purpose of purchasing or carrying Margin Stocks.

         1.5 SEVERAL OBLIGATIONS OF THE LENDERS; REMEDIES INDEPENDENT. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make any Loan to be made by it on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable by the Borrower at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and its Note, and it shall not be necessary for any other Lender or the Agent to consent to, or be joined as an additional party in, any proceeding for such purposes.

         1.6 TERM; TERMINATION. This Agreement shall terminate upon the latest to occur of (a) the Termination Date or (b) the repayment and satisfaction of all Obligations.

         1.7 LOANS IN EXCESS OF BORROWING BASE. Borrower acknowledges that the Lenders are not obligated and do not presently intend to make Loans or other extensions of credit to Borrower in a principal amount at any time exceeding the Borrowing Base or the other limits set forth herein. However, it is agreed that, should the Loans or other extensions of credit incurred under Section 2.1 hereof exceed the Borrowing Base or any other limitation set forth herein, all of Borrower's obligations to the Lenders with respect to such Loans or extensions of credit shall nevertheless constitute Obligations under this Agreement and shall be entitled to the benefit of all Liens granted under this Agreement and all other Loan Documents. Notwithstanding the foregoing, if any amounts outstanding hereunder shall exceed any of such limitations, Borrower shall immediately repay such excess amounts to the Lenders.

         1.8    PAYMENTS.

         (a) Each payment by the Borrower pursuant to this Agreement or the Notes shall be made prior to 1:00 p.m. (New York time) on the date due and shall be made without set-off or counterclaim to the Agent at its principal U.S. office located at 245 Park Avenue, New York, New York or at such other place or places as Agent may designate from time to time in writing to Borrower. Each such payment shall be in lawful currency of the United States of America and in immediately available funds. The Agent shall promptly remit to each Lender such Lender's share of any payment received by the Agent from Borrower.

         (b) Each payment made by Borrower hereunder shall either (i) be exempt from, and be made without reduction by reason of, any Foreign Tax or (ii) to the extent that any such payment shall be subject to any Foreign Tax, be accompanied by an additional payment by Borrower of such amount as may be necessary so that the net amount received by each Lender (after deducting all applicable Foreign Taxes) is the same as each such Lender would have received had such payment not been subject to such Foreign Tax. Upon any payment of Foreign Tax by Borrower, Borrower shall promptly (and in any event within 30 days) furnish to the Agent such tax receipts, certificates and other evidence of such payment as Borrower may have or the Agent or any Lender may reasonably request.

         (c) If the due date of any payment hereunder or under any of the Notes would otherwise fall on a day which is not a Business Day, then such payment shall be due on the next succeeding Business Day and interest shall be payable on the principal amount of such payment for the period of such extension. If Agent has not received any payment due hereunder by the close of business on the date such payment is due, Borrower authorizes the Lenders, at their option, to charge such payment as a Loan.

         1.9    PRORATA TREATMENT.     Except to the extent otherwise provided
herein: (a) each borrowing from the Lenders under Section 2.1 hereof shall be made from the relevant

Lenders and each payment of Commitment Fee under Section 3.4 hereof shall be made to the Agent for the account of the Lenders, prorata according to the unused amounts of their respective Commitment Percentage of the Commitment;
(b) each termination or reduction of the amount of the Commitment under
Section 2.10 hereof shall be applied to the Lenders, prorata according to their Commitment Percentage of the Commitment; (c) the making, Conversion and Continuation of Loans of a particular type shall be made prorata among the relevant Lenders according to their Commitment Percentage of the Commitment and the then current Interest Period for each Eurodollar Loan shall be coterminous;
(d) each payment or prepayment of principal of Loans by Borrower shall be made for the account of relevant Lenders prorata in accordance with their Commitment Percentages; provided that if immediately prior to giving effect to any such payment in respect of any Loans the outstanding principal amount of the Loans shall not be held by the Lenders prorata in accordance with their Commitment Percentage in effect at the time such Loans were made (by reason of a failure of a Lender to make a Loan hereunder in the circumstances described in the last paragraph of Section 13.8 hereof), then such payment shall be applied to the Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Lenders prorata in accordance with their respective Commitment Percentages; and (e) each payment of interest on Loans by Borrower shall be made for account of the Lenders prorata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

         1.10   PREPAYMENTS/COMMITMENT REDUCTION.

         (a) Upon written notice to the Agent in accordance with Section 2.12 hereof, Borrower may, at its option, terminate the Commitment in its entirety or reduce the Commitment in part, in integral multiples of $1,000,000, on the date specified in such notice, by paying to Agent for the benefit of the Lenders the accrued amount of Commitment Fee applicable to the Commitment, in the case of a termination, or applicable to the amount of the Commitment reduction, in the case of a partial reduction.

         (b) In no event may Borrower reduce the Commitment below the aggregate principal amount of Loans outstanding, unless, simultaneously with such reduction, the principal amount of the Loans in excess of the Commitment, as so reduced, is paid in full.

         (c) The amount of the Commitment shall be automatically reduced to zero on the Termination Date.

         (d) The Commitment, once terminated or reduced, may not be reinstated.

         (e) Upon the receipt of proceeds from the sale or other disposition of any Collateral or other assets of Borrower or its Subsidiaries in which the Agent or any Lender holds a Lien (including the sale or other disposition of the stock of any Subsidiary or other Investment but excluding (except as provided in clause (g) below) any sale of PTCC, the Prison Telephone Business and asset sales permitted by Section 7.3(a)), Borrower shall prepay the Loans, and the Commitment shall automatically be reduced on the date of such sale or other disposition, in each case by an amount equal to the proceeds received by the Borrower or such Subsidiary, net of all reasonable expenses incurred by Borrower or such Subsidiary in connection with such sale or disposition.

         (f) Upon the prepayment or repurchase of any Senior Notes pursuant to Section 10.14 of the Senior Notes Indenture, out of the net proceeds of any sale or other disposition of assets of Borrower or its Subsidiaries, the Borrower shall prepay the Agent, for the benefit of the Lenders, an amount equal to the Other Senior Debt Pro Rata Shares (as such term is defined in the Senior Notes Indenture as in effect on the date hereof) of the Net Proceeds (as such term is defined in the Senior Notes Indenture as in effect on the date hereof) from which such prepayment or repurchase is to be made and the Commitment shall automatically be reduced by an amount equal to such prepayment.

         (g) Without duplication of any payment obligation of Borrower under clause (e) or (f) of this Section 2.10, if Borrower or any of its Subsidiaries would, but for the operation of this clause (g), be required to apply any amount to the redemption or payment of the Senior Notes by reason of any sale, transfer or other disposition of any assets of Borrower or any of its Subsidiaries in which the Agent has been granted a Lien for the benefit of the Lenders, Borrower shall prepay the Loans on the date such application would otherwise occur by an aggregate amount equal to the amount that would otherwise be so applied and the Commitment shall be reduced by an amount equal to such payment.

         (h) In the event that the aggregate principal amount of Loans outstanding hereunder exceeds the amount of the Commitment, giving effect to any reduction required hereunder or which is requested by Borrower hereunder, the Borrower shall, on or prior to the date such reduction is to occur, repay in full the principal amount of the Loans in excess of the Commitment, as so reduced.

         1.11   SHARING OF PAYMENTS, ETC.

         (a) Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

         (b) If any Lender shall obtain from Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Commitment Percentage of the principal of or interest on the Loans or such other amounts then due hereunder by Borrower, it shall promptly notify the Agent of such payment and promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) prorata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders, provided that if at the time of such payment the outstanding principal amount of the Loans shall not be held by the Lenders prorata in accordance with their respective Commitment Percentages in effect at the time such Loans were made (by reason of a failure of a Lender to make a Loan hereunder in the circumstances described in the last paragraph of
Section 13.8 hereof), then such purchases of participations and/or direct interests shall be made in such manner as will result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Lenders prorata according to each Lender's Commitment Percentage. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

         (c) Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

         (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 2.11 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.11 to share in the benefits of any recovery on such secured claim.

         1.12 CERTAIN NOTICES. All notices given by Borrower to the Agent of terminations or reductions of the Commitment, or of borrowings, Conversions, Continuations or prepayments of Loans hereunder shall either be oral, with prompt written confirmation by telecopy, or in writing, with such written confirmation or writing, in the case of a borrowing, to be substantially in the form of EXHIBIT B attached hereto (a "Notice of Borrowing"); shall be irrevocable; shall be effective only if received by Agent prior to 10:00 a.m. (New York time) on a Business Day which is: (a) at least fifteen (15) days prior to such termination or reduction of the Commitment; (b) at not later than the date such Loan is to be made as, Converted to or Continued as a Base Rate Loan;
(c) at least three (3) Business Days prior to the date such Loan is to be made as, Converted to or Continued as a Eurodollar Loan; (d) at least five (5) days prior to any such prepayment, in the case of a prepayment of a Eurodollar Loan; or (e) not later than the date of any such prepayment, in the case of a prepayment of a Base Rate Loan. Each such notice to reduce the Commitment or to prepay the Loans shall specify the amount of the Commitment to be reduced or of the Loans to be prepaid and the date of such reduction or prepayment. Each such notice of borrowing, Conversion or Continuation shall specify: (i) the amount of such borrowing, Conversion or Continuation (which shall be an integral multiple of $100,000 and, if a Eurodollar Loan, shall be in a minimum principal amount of $1,000,000);
(ii) that the amount of the Loan to be made, Converted or Continued, when aggregated with all other Loans to be outstanding following the funding, Conversion or Continuation of such Loan, does not exceed the Borrowing Base;
(iii) whether such Loan will be made, Converted or Continued as a Eurodollar Loan or as a Base Rate Loan; (iv) the date such Loan is to be made, Converted or Continued (which shall be a Business Day and, if such Loan is to Convert or Continue a Eurodollar Loan then outstanding, shall not be prior to the then current Interest Period for such outstanding Loan); and (v) if such Loan is a Eurodollar Loan, the duration of the Interest Period with respect thereto.
If Borrower fails to specify the duration of the Interest Period for any Eurodollar Loan, Borrower shall instead be deemed to have requested that such Loan be made as, Converted to or Continued as a Base Rate Loan. Each request for a borrowing, Conversion or Continuation of a Loan or for any other financial accommodation by Borrower pursuant to this Agreement or the other Loan Documents shall constitute (x) an automatic warranty and representation by Borrower to each Lender that there does not then exist a Default or Event of Default or any event or condition which, with the making of such Loan, would constitute a Default or Event of Default and (y) an affirmation that as of the date of such request all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects, both before and after giving effect to the application of the proceeds of the Loan except for such changes in such representations and warranties which do not constitute a Default or Event of Default hereunder, which do not, individually or in the aggregate, have a Material Adverse Effect and which have, to the extent required, been disclosed to the Agent and the Lenders pursuant to Section 6.2 hereof or otherwise. If on the last day of the Interest Period of any Eurodollar Loan hereunder, Agent has not received a timely notice hereunder to Convert, Continue or prepay such Loan, Borrower shall be deemed to have submitted a notice to Convert such Loan to a Base Rate Loan.

                           2.  FEES AND INTEREST

         2.1    INTEREST.

         (a)    Subject to modification pursuant to Subsection (b) below and
Section 10.1 hereof, the average daily outstanding principal amount of the Loans and all other sums payable by Borrower hereunder shall bear interest from the date thereof until paid in full at the following rates:

                (i) the outstanding principal amount of each Eurodollar Loan shall bear interest at a fixed rate of interest per annum equal to the Quoted Rate for the then-current Interest Period for such Loan plus three percent (3%), calculated on the basis of a 360-day year and actual days elapsed; and

                (ii) the outstanding principal amount of each Base Rate Loan and all other sums payable by Borrower hereunder shall bear interest at a fluctuating rate per annum equal to the Base Lending Rate plus one and one-half percent (1-1/2%), calculated daily on the basis of a 360-day year and actual days elapsed.

         (b) Accrued interest shall be payable (i) in the case of Base Rate Loans, monthly on the first day of each month hereafter for the previous month, commencing with the first such day following the Effective Date; (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period, provided, however, that if any Interest Period in respect of a Eurodollar Loan is longer than three (3) months, such interest prior to maturity shall be paid on the last Business Day of each three (3) month interval within such Interest Period as well as on the last day of such Interest Period; (iii) in the case of any Loan, upon the payment or prepayment thereof; (iv) in the case of any other sum payable hereunder as set forth elsewhere in this Agreement or, if not so set forth, on demand; and (v) in the case of interest payable at the Default Rate, on demand.

         2.2    LIMITATIONS ON INTEREST PERIODS.   Borrower may not select any
Interest Period which extends beyond the Maturity Date. Borrower shall not have more than three (3) different Interest Periods for Eurodollar Loans outstanding at any given time during the term of this Agreement; provided, however, that so long as no Base Rate Loans are outstanding, Borrower may have up to four (4) different Interest Periods for Eurodollar Loans outstanding.

         2.3 CONVERSIONS AND CONTINUATIONS. So long as there then exists no Default or Event of Default, Borrower shall have the right, from time to time, to Convert Loans of one type to Loans of the other type and to Continue Loans of one type as Loans of the same type; provided, however, that Eurodollar Loans may not be Continued or Converted prior to the end of the Interest Period applicable thereto.

         2.4    COMMITMENT FEE.   Beginning on the Effective Date and continuing
until the day immediately prior to the Termination Date, Borrower shall pay to the Agent for the account of each Lender a commitment fee equal to one-half of one percent (1/2 of 1%) per annum of the sum of the aggregate average daily unused amount of such Lender's Commitment Percentage of the Commitment, calculated on the basis of a 360-day year and actual days elapsed, payable in arrears on the first day of each calendar quarter for the previous calendar quarter or portion thereof (commencing on the first such date to occur following the Effective Date) and on the Termination Date (or such earlier date on which the obligation of the Lenders to make Loans under such credit facility hereunder shall terminate).

         2.5    ILLEGALITY.   Notwithstanding any other provision of this
Agreement to the contrary, in the event that it shall become unlawful for any Lender to obtain funds in the London interbank market or for such Lender to maintain a Eurodollar Loan, then such Lender shall promptly notify Borrower whereupon (a) the right of Borrower to request any Eurodollar Loan shall thereupon terminate and (b) any Eurodollar Loan then outstanding shall commence to bear interest at the rate applicable to Base Rate Loans on the last day of the then applicable Interest Period or at such earlier time as may be required by Applicable Law.

         2.6    INABILITY TO DETERMINE FIXED RATE.   In the event that Agent
determines (which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the London interbank market, quotation of interest rates for the relevant deposits referred to in the definition of the "Quoted Rate" herein are not being provided in the relevant amounts or for the relevant maturities for the purpose of determining rates of interest for a Eurodollar Loan, Agent will give notice of such determination to Borrower and each Lender at least one day prior to the date specified in such notice of borrowing, Conversion or Continuation for such Loan to be made. If any such notice is given, no Lender shall have any obligation to make available, maintain, Convert or Continue Eurodollar Loans. Until the earlier of the date any such notice has been withdrawn by Agent or the date when Agent and the Lenders and Borrower have mutually agreed upon an alternate method of determining the rates of interest payable on a Eurodollar Loan, as the case may be, Borrower shall not have the right to have or maintain any Eurodollar Loan.

         2.7    INCREASED COSTS AND REDUCED RETURN.

         (a)    If any Regulatory Change shall:

                (i) subject any Lender to any tax, duty or other charge with respect to any Eurodollar Loan, or shall change the basis of taxation of payments to such Lender of the principal of or interest on any Eurodollar Loan (except for changes in the rate of tax on the overall net income of such Lender imposed by the jurisdiction in which such Lender's principal office is located); or

                (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender; or

                (iii) impose on any Lender or on the London interbank market any other condition or expense with respect to this Agreement, the Notes or their making, issuance or maintenance of such Lender's Commitment hereunder or of any Eurodollar Loan;

and the result of any such Regulatory Change is, in such Lender's reasonable judgment, to increase the costs which such Lender determines are attributable to its making or maintaining any Loan, or its obligation to make available any Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or the Notes with respect to any Loan, then, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

         (b) In addition to any amounts payable pursuant to subsection (a) above, if any Lender shall have determined that the applicability of any law, rule, regulation or guideline heretofore or hereafter adopted pursuant to or arising out of the July 1988 report of the Basle Committee on

Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the Effective Date of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any Governmental Authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by such Lender (or any lending office of such Lender) or such Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of its making or maintaining any Loan or its obligations under this Agreement to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then, upon demand by such Lender, Borrower shall pay to such Lender from time to time such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          2.8    COMPENSATION.   Borrower shall pay to each Lender, upon the
request of such Lender therefor, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any and all losses or expenses which such Lender may sustain or incur as a consequence of
(a) failure by Borrower to consummate (including, without limitation, as a result of the failure of any of the conditions precedent specified in Section 11 hereof to be satisfied) any prepayment, borrowing, Conversion or Continuation made by Borrower in respect of any Eurodollar Loan after notice therefor has been given; or (b) payment, prepayment or Conversion of any Eurodollar Loan on any day other than the last day of the Interest Period for such Loan (including, without limitation, any prepayment pursuant to Sections 2.7, 2.10, 3.5 or 3.10 hereof or any payment resulting from an acceleration of the Loans pursuant to
Section 10.2 hereof). Borrower's obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

         2.9 NOTICE OF AMOUNTS PAYABLE TO LENDERS. If any Lender shall seek payment of any amounts from Borrower pursuant to Sections 2.8(b), 3.7 or 3.8 hereof, it shall notify Borrower of the amount payable by Borrower to such Lender thereunder. A certificate of such Lender seeking payment pursuant to Sections 2.8(b), 3.7 or 3.8 hereof, setting forth in reasonable detail the factual basis for and the computation of the amounts specified, shall be conclusive, absent manifest error, as to the amounts owed. Borrower's obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

         2.10   INTEREST SAVINGS CLAUSE.   Nothing contained in this Agreement
or in any of the Notes or in any of the other Loan Documents shall be construed to permit any Lender to receive at any time interest, fees or other charges in excess of the amounts which such Lender is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to any Lender by Borrower, howsoever characterized or computed, hereunder or under the Note issued to such Lender or under any other agreement or instrument evidencing or relating to the Obligations, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that any Lender shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received, then, ipso facto, such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof; and such Lender shall apply such excess against the Loans then outstanding (with such application being made first against the Base Rate Loans, to the extent thereof, second against the Eurodollar Loans, to the extent thereof, and then to any other Obligations hereunder) and, to the extent of any amounts remaining thereafter, refund such excess to Borrower.

                      3. SECURITY INTEREST - COLLATERAL

         3.1 SECURITY INTEREST. As security for the Obligations, Borrower hereby grants to Agent, for the benefit of the Lenders, a continuing Lien on and security interest in and to the following described property, whether now owned or existing or hereafter acquired or arising or in which Borrower now has or hereafter acquires any rights and wheresoever located (sometimes herein collectively referred to as "Collateral"):

         (a)    Accounts;

         (b)    Inventory;

         (c)    Equipment;

         (d)    General Intangibles;

         (e) all monies, residues and property of any kind of Borrower, now or at any time or times hereafter, in the possession or under the control of the Agent or any Lender or a bailee of the Agent or any Lender;

         (f) all accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies insuring the Collateral;

         (g) all books and records (including, without limitation, customer lists, credit files, computer programs, print-outs and other computer materials and records) of Borrower pertaining to any of the foregoing; and

         (h)    any and all other property of Borrower.

         3.2 ADDITIONAL SECURITY. As additional security for the Obligations, Borrower shall pledge to Agent, for the benefit of the Lenders, all of the issued and outstanding shares of Capital Stock of each Subsidiary which it currently holds or holds subsequent to the Effective Date (the "Subsidiary Stock").

         3.3 PERFECTION OF SECURITY INTEREST. Until the termination of the Commitment and the payment and satisfaction in full of all Obligations, whichever last occurs, Agent's security interest in the Collateral and all products and proceeds thereof shall continue in full force and effect. Borrower shall perform any and all steps requested by Agent or the Majority Lenders to perfect, maintain or protect Agent's security interest in the Collateral, including, without limitation, executing and filing financing or continuation statements, or amendments thereof, in form and substance satisfactory to Agent; delivering to Agent all documents, instruments or chattel paper included in the Collateral, the possession of which is necessary or appropriate to perfect Agent's security interest therein; and delivering to Agent all letters of credit on which Borrower is named as a beneficiary. Agent may file one or more financing statements disclosing Agent's security interest under this Agreement without Borrower's signatures appearing thereon and Borrower shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

         3.4 RIGHT TO INSPECT; VERIFICATIONS. Agent and each Lender (or any person or persons designated by it), in its sole discretion, shall have the right to call at any place of business or property location of Borrower at any reasonable time, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to Borrower's business or to any other transactions between the parties hereto and to discuss any of the foregoing with any of Borrower's employees, officers and directors and with its independent accountants. Additionally, Agent may, at any time and from time to time in its sole discretion, require Borrower to verify the individual Account Debtors immediately upon its request therefor; provided, however, that unless and until there occurs an Event of Default, the Agent and the Lenders agree not to contact directly any Account Debtor for purposes of account verification except with the prior consent of Borrower. To facilitate the foregoing, upon request from Agent made at any time and from time to time hereafter, Borrower shall furnish the Agent and the Lenders with a then current Account Debtor address list.

                      4. REPRESENTATIONS AND WARRANTIES

    In order to induce the Agent and the Lenders to enter into this Agreement and to make Loans hereunder, Borrower hereby makes the following representations and warranties to the Agent and the Lenders which shall be true and correct on the Effective Date and shall continue to be true and correct at the time of the making of any Loan and until the Loans have been repaid in full:

         4.1 CORPORATE EXISTENCE AND QUALIFICATION. Each of Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Borrower is duly qualified as a foreign corporation in good standing in the State of Florida and in each other state wherein the conduct of its business or the ownership of its property requires such qualification and each Subsidiary is duly qualified as a foreign corporation in good standing in each state wherein the conduct of its business or the ownership of its property requires such qualification, in each case which the failure to so qualify as a foreign corporation could have a Material Adverse Effect.

         4.2 CORPORATE AUTHORITY; VALID AND BINDING EFFECT. Borrower has the corporate power and authority to execute, deliver and perform under this Agreement and the other Loan Documents to which it is a party, and to borrow hereunder, and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Agreement and such other Loan Documents. This Agreement and the other Loan Documents to which Borrower is a party constitute the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

         4.3 NO CONFLICT. The execution, delivery and performance by Borrower and its Subsidiaries of this Agreement and the other Loan Documents (a) are not in contravention of any provisions of Applicable Law; (b) will not violate or result in a default under any agreement or indenture to which the Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries is bound, the violation or default of which might have a Material Adverse Effect; (c) do not contravene the Certificate or Articles of Incorporation or By-laws of Borrower or any of its Subsidiaries; and (d) will not result in or require the creation or imposition of any Lien on any of the property or assets of Borrower or any of its Subsidiaries other than Liens in favor of the Agent created by this Agreement or the Loan Documents.

         4.4 GOVERNMENTAL ACTION. The execution, delivery and performance of this Agreement and the other Loan Documents do not require any registration with, consent or approval of, or any notice to, or other action to, with or by any Governmental Authority except (a) filings, consent or notices which have been obtained and a copy thereof furnished to Agent; (b) filings necessary to perfect the Liens granted by this Agreement and the Loan Documents;

and (c) filings with the Securities Exchange Commission and the principal exchanges on which the Borrower's Common Stock is traded.

         4.5 NO MATERIAL LITIGATION. Except as set forth on SCHEDULE 5.5 hereof, there are no proceedings pending or threatened before any court or administrative agency which, if decided adversely to the Borrower, might have a Material Adverse Effect.

         4.6 SOLVENCY. Giving effect to the execution and delivery of the Loan Documents and the making of each Loan hereunder, Borrower is Solvent.

         4.7 TAXES. Borrower and each of its Subsidiaries has filed all federal, state, local and foreign tax returns, reports and estimates which are required to be filed, and all taxes (including penalties and interest, if any) shown on such returns, reports and estimates which are due and not yet delinquent or which are otherwise due and payable have been fully paid. Such tax returns properly and correctly reflect the income and taxes of Borrower and its Subsidiaries for the periods covered thereby except for such amounts which in the aggregate are immaterial except where such taxes are being contested in good faith by appropriate proceedings and for which adequate reserves have been established. Borrower's federal tax identification number is 13-2626435.

         4.8    FINANCIAL INFORMATION.

         (a) The audited consolidated annual financial statement of Borrower and its Subsidiaries for the fiscal years ended December 31, 1992 and December 31, 1993, the restated audited consolidated annual financial statement of Borrower and its Subsidiaries for the fiscal year ended December 31, 1994, and the restated unaudited interim financial statements for the Borrower for the fiscal quarter ended March 31, 1995, in each case consisting of a consolidated balance sheet, consolidated statement of operations, consolidated statement of changes in stockholders equity, consolidated statement of cash flows and accompanying notes, certified, in the case of such annual financial statements, by Price Waterhouse LLP, certified public accountants, are true and correct in all material respects and contain no material misstatement or omission, and fairly present the consolidated financial position, assets and liabilities of Borrower and its Subsidiaries as of the respective dates thereof, and the consolidated results of operations of Borrower and its Subsidiaries for the respective periods then ended and as of the dates thereof, there were no liabilities of Borrower or any of its Subsidiaries, fixed or contingent, which are material that are not reflected or disclosed in such financial statements.

         (b) Since the date of the restated audited financial statements for the fiscal year ended December 31, 1994 referred to in subsection (a), there has been no material adverse change in the assets, liabilities, financial position or results of operations of Borrower or any of its Subsidiaries, and neither Borrower nor any of its Subsidiaries have (i) incurred any obligation or liability, fixed or contingent, which could have a Material Adverse Effect; (ii) incurred any Indebtedness other than (A) the Bridge Loan; (B) the Obligations; and (C) the Senior Notes; or (iii) guaranteed the obligations of any other Person.

         4.9 TITLE TO ASSETS. Borrower has good and marketable title to and ownership of the Collateral, including, but not limited to, the Pay Telephones and the Telephone Placement Agreements, and Borrower and its Subsidiaries have good and marketable title to and ownership of all of their other assets, free and clear of all liens, claims, security interests and encumbrances except for Permitted Liens.

         4.10 VIOLATIONS OF LAW. Neither Borrower nor any of its Subsidiaries are in violation of any applicable statute, regulation or ordinance of any Governmental Authority in any respect which could have a Material Adverse Effect.

         4.11 ERISA. Except as disclosed on SCHEDULE 5.11 attached hereto and incorporated herein by reference:

         (a) Identification of Plans. Neither Borrower nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any Plan or Multiemployer Plan that is subject to regulation by Title IV of ERISA;

         (b) Compliance. Each Plan has at all times been maintained, by its terms and in operation, in accordance with all Applicable Laws, except for such noncompliance (when taken as a whole) that will not have a Material Adverse Effect;

         (c) Liabilities. Neither Borrower nor any ERISA Affiliate is currently or to the best knowledge of Borrower or any ERISA Affiliate will become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code, except such liabilities (when taken as a whole) as will not have a Material Adverse Effect; and

         (d) Funding. The Borrower and each ERISA Affiliate has made full and timely payment of (i) all amounts required to be contributed under the terms of each Plan and Applicable Law and (ii) all material amounts required to be paid as expenses of each Plan. No Plan has any "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA).

         (e) Insolvency; Reorganization. No Plan is insolvent (within the meaning of Section 4245 of ERISA) or in reorganization (within the meaning of
Section 4241 of ERISA).

         4.12   ENVIRONMENTAL LAWS.

         (a) Except as set forth on SCHEDULE 5.12 hereto, Borrower and its Subsidiaries have obtained all permits, licenses and other authorizations, if any, which are required under Environmental Laws and Borrower and its Subsidiaries are in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, notifications, schedules and timetables contained in the Environmental Laws;

         (b) Neither Borrower nor any of its Subsidiaries are aware of, and has not received notice of, the disposal or release or presence of Hazardous Substances on any of its properties, or of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance on the part of Borrower or such Subsidiary in any material respect with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, lien, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance;

         (c) All assets of Borrower and its Subsidiaries are free from Hazardous Substances except as disclosed in SCHEDULE 5.12 hereto and the use and disposal of any and all such Hazardous Substances is effected by Borrower and its Subsidiaries in compliance with all applicable Environmental Laws; and

         (d) There is not pending or, to the best of Borrower's knowledge, threatened against Borrower or any of its Subsidiaries, and Borrower knows of no facts or circumstances that might give rise to, any civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, environmental lien, investigation, or proceeding relating in any way to Environmental Laws.

         4.13 MARGIN STOCK. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for buying or carrying Margin Stock. Not more than 25% of the aggregate fair market value of the assets of Borrower and its Subsidiaries consists of Margin Stock.

         4.14   NO DEFAULT.  Except for matters in dispute and described on
SCHEDULE 5.14 hereof, neither Borrower nor any of its Subsidiaries are in default with respect to (a) any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to Indebtedness to which Borrower or such Subsidiaries are a party or by which Borrower or such Subsidiaries are bound or (b) any other instrument, document or agreement to which Borrower or such Subsidiaries are a party or by which Borrower or such Subsidiaries or any of their respective properties are bound, the default of which would have a Material Adverse Effect.

         4.15 CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS. Borrower's and each of its Subsidiaries' principal place of business, chief executive office and office where it keeps all of its books and records is located at 2300 N.W. 89th Place, Miami, Florida 33172, and except as set forth on SCHEDULE 5.15 attached hereto neither Borrower nor any of its Subsidiaries nor any of their respective predecessors has had any other chief executive office or principal place of business outside

Dade County, Florida during the preceding five (5) years. SCHEDULE 5.15 attached hereto and incorporated herein by reference sets forth a true, correct and complete list of all places of business and all locations at which Collateral is located.

         4.16 CORPORATE AND TRADE OR FICTITIOUS NAMES. During the five (5) years immediately preceding the date of this Agreement, neither Borrower nor any of its Subsidiaries nor any of their respective predecessors has been known as or used any corporate, trade or fictitious name other than its current corporate name and except as disclosed on SCHEDULE 5.16 hereto.

         4.17 ACCOUNTS. With regard to each Account now or hereafter shown on any schedule or aging of Accounts provided to the Agent hereunder:

         (a) Such Account arises or will arise under a contract between Borrower and the Account Debtor in each case providing for the bona fide sale of goods or performance of services by Borrower in the ordinary course of its business for or on behalf of the Account Debtor except to the extent otherwise expressly indicated on such schedule or aging of accounts;

         (b) Borrower has made delivery of the goods or has rendered the services ordered to which such Account relates and the Account Debtor has accepted such goods and/or services;

         (c) The amount of the face value of such Accounts is actually and absolutely owing to Borrower, is not contingent for any reason and, except as otherwise expressly noted on such schedule or aging of accounts, there are no setoffs, counterclaims, disputes or deductions existing or asserted with respect thereto (except to the extent, if any, that such Account Debtor(s) may be entitled to normal trade discounts, adjustments, returns and allowances).

         (d) Borrower will have preserved and will continue to preserve any Liens and any rights to Liens available by virtue of the sales giving rise to such Account;

         (e) Such Account is free and clear of all Liens other than the Lien in favor of the Agent; and

         (f) Borrower has full right, power and authority to assign such Account.

         4.18 ADEQUACY OF INTANGIBLE ASSETS. Borrower and its Subsidiaries possess all intellectual property licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names and all governmental registrations and licenses reasonably necessary to continue to conduct their respective businesses as heretofore conducted by them and all such intellectual property licenses, patents, patent applications, copyrights, trademarks, trademark applications, trade names, licenses and registrations which have been registered with any Governmental Authority are listed on
SCHEDULE 5.18 hereto.

         4.19 EQUIPMENT. The Equipment, including all Pay Telephones and Telephone Equipment, is and shall remain in good condition, normal wear and tear excepted, meets all standards imposed by any Governmental Authority having regulatory authority over such material and its use and is currently usable in the normal course of Borrower's business.

         4.20 INVENTORY. The Inventory is and shall remain in good condition, meets all material standards imposed by any Governmental Authority having regulatory authority over such goods, their use and/or sale, is either currently usable or currently saleable in the normal course of Borrower's business and is not subject to any output contract or similar agreement between Borrower and any other Person.

         4.21 INVESTMENTS. Except as set forth in SCHEDULE 5.21 hereof, Borrower has no Subsidiaries or other Investments, directly or indirectly, in any Person.

         4.22   INDEBTEDNESS; INTEREST HEDGE AGREEMENT.

         (a) SCHEDULE 5.22 hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee or other arrangement providing for or otherwise relating to any Indebtedness to, or guarantee by, Borrower or any of its Subsidiaries and the aggregate principal or face amount outstanding as of the date hereof or which may become outstanding under each such arrangement is correctly described in said Schedule.

         (b) Borrower has entered into an Interest Hedge Agreement, pursuant to which Borrower has obtained a cap on the London Interbank Offered Rate of 6-1/2% for three years in a notional amount of $40,000,000 of Indebtedness.

         4.23 EXISTING LIENS. SCHEDULE 5.23 hereto is a complete and correct list, as of the date of this Agreement, of each Lien existing on the date hereof securing Indebtedness and the aggregate principal amount of Indebtedness secured by each such Lien is correctly described in such SCHEDULE 5.23.

         4.24 SECURITY INTEREST. This Agreement creates a valid security interest in the Collateral securing payment of the Obligations, subject only to Permitted Liens, and all filings and other actions necessary or desirable to perfect and protect such security interest have been taken except in respect of states or counties within a state in which the only Collateral located therein consists of either (a) fewer than twenty (20) installed Pay Telephones or (b) other Inventory having a value not in excess of Fifty Thousand Dollars ($50,000), as to any one location, or Two Hundred Fifty Thousand Dollars ($250,000) as to all such locations, and, except for the Collateral located in such states, Agent has a valid and perfected first priority security interest in the Collateral, subject only to Permitted Liens.

         4.25   TRANSMITTING UTILITY.   Borrower is a "transmitting utility," as
such term is defined by Section 9-105 of the UCC.

         4.26 REGULATORY MATTERS. Borrower is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute or regulation which materially limits its ability to incur Indebtedness or its ability to consummate the transactions contemplated hereby.

         4.27 DISCLOSURE. Neither this Agreement, the Offering Memorandum relating to the Senior Notes, nor any other instrument, document, agreement, financial statement or certificate furnished to the Agent, any of the Lenders or any holder of any of the Senior Notes contain an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or omits to state any fact which, insofar as Borrower can now foresee, may in the future have a Material Adverse Effect.

         4.28 CAPITALIZATION. Borrower has authorized capital stock consisting of 25,000,000 shares of Common Stock, par value $.01 per share, of which as of July 17, 1995, 16,073,176 shares were issued and outstanding, and 5,000,000 shares of Preferred Stock, $.01 par value, 100,000 shares of which are designated as Series A Preferred Stock, none of which are issued and outstanding, 600,000 shares of which are designated as Series B Preferred Stock, none of which are issued and outstanding, and 160,000 shares of Series C Preferred Stock, $.01 par value, of which as of the date hereof, at least 150,000 shares of which were issued and outstanding.

                          5. AFFIRMATIVE COVENANTS

    Borrower covenants to the Agent and the Lenders that from and after the Effective Date, and until the Termination Date and the payment and satisfaction in full of the Obligations, unless the Majority Lenders otherwise consent in writing:

         5.1 RECORDS RESPECTING COLLATERAL; LOCKBOX OR BLOCKED ACCOUNT ARRANGEMENT. Borrower shall, and shall cause each of its Subsidiaries to, keep all records with respect to the Collateral at the office set forth in Section
5.15 hereof and not remove such records from such address and, upon request of the Majority Lenders following the occurrence of an Event of Default, enter into such lockbox or blocked account arrangement with respect to collection of the Accounts and execute and deliver such documents in connection therewith as the Majority Lenders may reasonably require.

         5.2 REPORTING REQUIREMENTS. Borrower shall, and shall cause each of its Subsidiaries to:

         (a)    Furnish or cause to be furnished to the Agent and each Lender:

                (i) (A) As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter, a consolidated interim unaudited financial statement of Borrower and its Subsidiaries, including a balance sheet, income statement and statement of cash flow, for the quarter and year-to-date period then ended, prepared in accordance with GAAP, subject to normal year-end adjustments, consistent with the past practice of Borrower and its Subsidiaries, and certified as to truth and accuracy thereof by the chief financial officer of Borrower;

                (B) As soon as practicable, and in any event within forty-five
     (45) days after the end of each month, a consolidated interim unaudited financial statement of Borrower and its Subsidiaries, including a balance sheet, income statement and statement of cash flow, for the month then ended, prepared in accordance with GAAP, subject to normal year-end adjustments, consistent with the past practice of Borrower and its Subsidiaries, and certified as to truth and accuracy thereof by the chief financial officer of Borrower;

                (ii) As soon as available, and in any event within ninety (90) days after the end of each fiscal year, a consolidated audited annual financial statement of Borrower, including a balance sheet, income statement and statement of cash flow for the fiscal year then ended, prepared in accordance with GAAP, in comparative form and accompanied by the unqualified opinion of a nationally recognized firm of independent certified public accountants regularly retained by Borrower and its Subsidiaries and acceptable to the Majority Lenders;

                (iii) So long as PTCC is a Subsidiary of Borrower, as soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter, a consolidated interim unaudited financial statement of PTCC and it Subsidiaries, including a balance sheet, income statement and statement of cash flow, for the quarter and year-to-date period then ended, prepared in accordance with GAAP, subject to normal year-end adjustments, consistent with the past practice of PTCC and its Subsidiaries, and certified as to truth and accuracy thereof by the chief financial officer of PTCC;

                (iv) Together with the annual financial statements referred to in clause (ii) above, a statement from such independent certified public accountants that, in making their examination of such financial statements, they obtained no knowledge of any Default or Event of Default or, in lieu thereof, a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their examination;

                (v) Together with the annual or interim financial statements referred to in clauses (i) and (ii) above, a compliance certificate of the chief executive officer or chief financial officer of Borrower in substantially the form of EXHIBIT C hereto (a "Compliance Certificate") certifying that, to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and that the calculations setting forth Borrower's compliance with the financial covenants set forth in Article 8 hereof are true and accurate;

                (vi) Promptly after the sending or filing thereof, as the case may be, copies of any definitive proxy statements, financial statements or reports which Borrower or its Subsidiaries send to their shareholders and copies of any regular periodic and special reports or registration statements which Borrower or its Subsidiaries file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor), including, but not limited to, all Form 10-K and Form 10-Q reports, or any report or registration statement which Borrower or its Subsidiaries file with any national securities exchange;

                (vii) At least fifteen (15) Business Days prior to the time any consent by the Majority Lenders will be necessary, Borrower and its Subsidiaries shall furnish to the Agent and the Lenders all pertinent information regarding any proposed Acquisition by Borrower or its Subsidiaries to which the consent of the Majority Lenders is required hereunder which is reasonably necessary or appropriate to permit the Lenders to evaluate such Acquisitions in a manner consistent with prudent banking standards; and

                (viii) Such other information respecting the condition or operations, financial or otherwise, of Borrower and Borrower's Affiliates and Subsidiaries as the Agent or the Lenders may from time to time reasonably request.

         (b) Furnish or cause to be furnished to the Agent and to any Lender upon such Lender's request therefor:

                (i) As soon as available, and in any event within thirty (30) days after the end of each month, (A) a borrowing base certificate in substantially the form of Exhibit D hereto (a "Borrowing Base Certificate"), updating the Eligible Accounts and the Eligible Pay Telephones as of the end of the immediately preceding month and signed by an officer of Borrower reasonably satisfactory to the Agent; provided, however, that Borrower may, at its option, in connection with an Acquisition permitted by Section 7.5 hereof, deliver to Agent a Borrowing Base Certificate, prepared on a pro forma basis, giving effect to such Acquisition; and (B) an accounts receivable aging, showing the aggregate dollar value of the Accounts, the age of each individual Account as of the last day of the preceding month (segregating such items in such manner and to such degree as the Majority Lenders may request), including the type and dollar value of the Accounts and the location of the Account Debtor thereon as of the end of the preceding month;

                (ii) At the time of the delivery of the annual or interim financial statements referred to in clauses (a)(i) and (a)(ii) above, (A) a true and complete listing of the locations at which Pay Telephones are installed, and (B) a list of all Collateral locations (other than locations representing only installed telephones) at which Collateral having a value of less than Fifty Thousand Dollars ($50,000) is maintained; and

                (iii) Such other information respecting the condition or operations, financial or otherwise, of Borrower and Borrower's Affiliates and Subsidiaries as the Agent or the Lenders may from time to time reasonably request.

     All statements of operations shall show separate results of both continuing operations and discontinued operations.

         5.3 TAX RETURNS. Borrower shall, and shall cause each of its Subsidiaries to, file all federal, state and local tax returns and other reports that Borrower and its Subsidiaries are required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges and levies imposed upon them, their respective incomes, or their respective profits, or upon any property belonging to them, and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, except where the same may be contested in good faith by appropriate proceedings and for which adequate reserves have been established.

         5.4 COMPLIANCE WITH LAWS. Borrower shall, and shall cause each of its Subsidiaries to, comply with all laws, statutes, rules, regulations and ordinances of any Governmental Authority applicable to Borrower or its Subsidiaries, a violation of which, in any respect, may have a Material Adverse Effect, including, without limitation, any such laws, statutes, rules, regulations or ordinances regarding the collection, payment, and deposit of employees' income, unemployment, and Social Security taxes and with respect to pension liabilities.

         5.5 ENVIRONMENTAL LAWS. Borrower shall, and shall cause each of its Subsidiaries to, comply with all Environmental Laws and, in the event of any "release" or "threatened release" of any Hazardous Substance onto, at or under the property of Borrower or any of its Subsidiaries which requires or may require notification, response, assessment, investigation or remedial action pursuant to any Environmental Law, after notifying the Agent and the Lenders and all appropriate Governmental Authorities thereof, proceed with due diligence and at Borrower's or its Subsidiary's cost and expense to respond appropriately, in accordance with all requirements of the Environmental Laws.

         5.6 ERISA. Borrower shall, and shall cause each of its Subsidiaries to:

         (a) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in Section 302 and 305 of ERISA with respect to each Plan and otherwise comply with ERISA and all rules and regulations promulgated thereunder in all material respects;

         (b) Promptly after the occurrence thereof with respect to any Plan, or any trust established thereunder, notify the Agent and the Lenders of (i) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (ii) any other event which could subject the Borrower or any ERISA Affiliate to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code which, in the aggregate, could have a Material Adverse Effect;

         (c) At the same time and in the same manner as such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, give the Agent and the Lenders any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) or ERISA or under Section
401(a)(29) or 412 of the Code with respect to any Plan;

         (d) Furnish to the Agent or any Lender, promptly upon the request of the Agent or such Lender, (i) true and complete copies of any and all documents, government reports and determination or opinion letters for any Plan; and (ii) a current statement of withdrawal liability, if any, for each Multiemployer Plan; and

         (e) Furnish to the Agent or any Lender, promptly upon the request of the Agent or such Lender therefor, such additional information concerning any Plan that relates to the ability of Borrower to make any payments hereunder, as may be reasonably requested.

         5.7 BOOKS AND RECORDS. Borrower shall, and shall cause each of its Subsidiaries to, keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

         5.8 NOTIFICATIONS TO THE AGENT AND THE LENDERS. Borrower shall notify the Agent and the Lenders in writing within ten (10) Business Days: (a) upon Borrower's learning thereof, of any litigation affecting Borrower or any of its Subsidiaries claiming damages of One Million Dollars ($1,000,000) or more, individually or when aggregated with other litigation pending against Borrower or any of its Subsidiaries, whether or not covered by insurance, and of the threat or institution of any suit or administrative proceeding against Borrower or any of its Subsidiaries or Affiliates which may have a Material Adverse Effect and establish such reasonable reserves with respect thereto as the Majority Lenders may request; (b) upon learning thereof, of any Default or Event of Default hereunder; (c) upon occurrence thereof, of any event or condition which would have a Material Adverse Effect; (d) upon the occurrence thereof, of any default by Borrower or any of its Subsidiaries under (i) any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to any Indebtedness of Borrower or its Subsidiaries having a principal balance of $1,000,000 or more or (ii) any other instrument, document or agreement to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of their respective property is bound, the default of which might have a Material Adverse Effect; and (e) when the aggregate number of telephones installed in a particular state, or within a county in a particular state, first equals or exceeds twenty (20).

         5.9 INSURANCE. Borrower shall, and shall cause each of its Subsidiaries to:

         (a) Keep all of its property (other than Pay Telephones), whether now owned or hereafter acquired, insured by insurance companies (i) reasonably acceptable to the Majority Lenders or having an A or better rating according to Best's Insurance Reports; Property-Casualty and (ii) licensed to do business in the State of Florida and in all jurisdictions in which the Collateral is located against loss or damage by fire or other risk usually insured against under extended coverage endorsement and theft, burglary, and pilferage, together with such other hazards as the Majority Lenders may from time to time reasonably request, in amounts reasonably satisfactory to the Majority Lenders and naming Agent as loss payee thereon pursuant to a lender's loss payee clause satisfactory to the Majority Lenders;

         (b) Maintain at all times liability insurance coverage against such risks and in such amounts as are customarily maintained by others in similar businesses, such insurance to be carried by insurance companies (i) reasonably acceptable to the Majority Lenders or having an A or better rating according to Best's Insurance Reports; Property-Casualty and (ii) licensed to do business in the State of Florida and in all jurisdictions in which Borrower does business; and

         (c) Deliver certificates of insurance for such policy or policies to Agent, containing endorsements, in form satisfactory to the Majority Lenders , providing that the insurance shall not be cancelable, except upon thirty (30) days' prior written notice to Agent.

         5.10 MAINTENANCE OF PROPERTY. Borrower shall, and shall cause each of its Subsidiaries to, keep all General Intangibles in full force and effect except for immaterial General Intangibles allowed to lapse by Borrower or any of its Subsidiaries in the ordinary course of Borrower's or such Subsidiary's business and any other General Intangible for which Borrower or any of its Subsidiaries has obtained a substantially similar substitution and the lapse of which, because of such substitution, does not have a Material Adverse Effect and maintain all of its other property necessary or useful in the proper conduct of its respective businesses in good working condition, ordinary wear and tear excepted.

         5.11 PRESERVATION OF CORPORATE EXISTENCE. Borrower shall, and shall cause each of its Subsidiaries to, except as permitted by Section 7.6 hereof, preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

         5.12 EQUIPMENT. Borrower shall keep and maintain the Equipment in good operating condition, reasonable wear and tear excepted, shall repair and make all necessary replacements thereof so that the operating efficiency thereof shall at all times be maintained and preserved and, shall not permit any item of Equipment to become a fixture to real estate or accession to other personal property unless Agent has a first priority lien on or security interest in such real estate or other personal property. Borrower shall, immediately on demand therefor by Agent, deliver to Agent any and all evidence of ownership of any of the Equipment (including, without limitation, certificates of title and applications for title, together with any necessary applications to have Agent's Lien noted thereon, in the case of vehicles).

                            6. NEGATIVE COVENANTS

     Borrower covenants with the Agent and the Lenders that from and after the Effective Date and until the termination of this Agreement and the payment and satisfaction in full of the Obligations, without the prior written consent of the Majority Lenders:

         6.1 LIENS. Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, or suffer to exist any Lien of any kind in any of the Collateral or its other assets except for Permitted Liens.

         6.2 INDEBTEDNESS. Borrower shall not, and shall not permit any of its Subsidiaries to, incur, assume, or suffer to exist any Indebtedness other than (a) the Obligations; (b) Subordinated Debt; (c) Indebtedness of Borrower evidenced by the Senior Notes; (d) Indebtedness of PTCC in a principal amount not in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) at any one time outstanding; (d) Indebtedness in a principal amount of not more than $3,000,000 secured by a first mortgage on the real estate owned by Borrower located at 2300 N.W. 89th Place, Miami, Dade County, Florida; (e) Capital Lease Obligations of PTCC not to exceed Five Million Dollars ($5,000,000); and (e) other Indebtedness of Borrower in a principal amount not in excess of Ten Million Dollars ($10,000,000) at any one time outstanding provided that not more than Five Million Dollars ($5,000,000) of Indebtedness permitted by this clause
(e) may be secured by any assets of Borrower or its Subsidiaries.

         6.3 ASSET SALES. Borrower shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of the Collateral or any interest therein or any of its other assets except for (a) the sale of Inventory in the ordinary course of business; (b) the sale of assets no longer used or useful in the business of Borrower or its Subsidiaries and having an aggregate value of not more than Five Million Dollars ($5,000,000) during any fiscal year.

         6.4 GUARANTIES. Borrower shall not, and shall not permit any of its Subsidiaries to, Guarantee the obligations of any other Person except by endorsement of negotiable instruments for deposit or collection and similar transactions in the ordinary course of business.

         6.5 INVESTMENTS. Borrower shall not, and shall not permit any of its Subsidiaries to:

         (a) Make any Investment in any Person except for (i) Acquisition of any Person engaged in the Pay Telephone business for which the aggregate purchase price payable other than in shares of Common Stock (whether payable in cash, notes, property, assumption of liabilities or otherwise, with property being valued at the fair market value thereof and notes and assumed liabilities being valued at the face amount thereof) is not in excess of Three Million Dollars ($3,000,000.00) for any single Acquisition or related series of Acquisitions; provided, however, that at the time of such Acquisition, and giving effect thereto, there does not exist a Default or Event of Default hereunder; (ii) investments in PTCC not in excess of Five Million Dollars ($5,000,000); and (iii) investments in (A) certificates of deposit issued by commercial banks located in the United States (including foreign banks with a United States Federal Branch) having combined capital and surplus in excess of Five Hundred Million Dollars ($500,000,000), and having a maturity date within one year after the date such investment is made; (B) readily marketable commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; and (C) direct obligations of the United States of America or agencies thereof or obligations fully guaranteed by the United States of America.

         (b)    Make any Investment outside the United States of America.

         6.6    PROHIBITION OF FUNDAMENTAL CHANGES.   Borrower shall not, and
shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or make any substantial change in the basic type of business conducted by Borrower or any Subsidiary of Borrower as of the date hereof except that:

         (a) any Subsidiary of Borrower may be merged or consolidated with or into: (i) Borrower if Borrower shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving corporation;

         (b) any Subsidiary of Borrower may be merged or consolidated with or into another Person to consummate an Acquisition of such other Person permitted by Section 7.5 hereof, provided that the surviving Person shall be a Subsidiary of Borrower organized and existing under the laws of the United States or any State thereof or the District of Columbia; and

         (c) any wholly-owned Subsidiary of Borrower may be dissolved into its parent corporation.

         6.7 ISSUANCE OF STOCK. Borrower shall not, and shall not permit any of its Subsidiaries to, issue any shares of Capital Stock or other ownership interests, except that (a) Borrower may issue Common Stock and warrants, options or other rights to acquire Common Stock; (b) Borrower may issue Preferred Stock pursuant to the Securities Purchase Agreement as in effect on the date hereof and pursuant to the letter agreement dated as of July 3, 1995 between Borrower and Appian Capital Partners, L.L.C., as in effect on the date hereof; (c) any Subsidiary of Borrower may issue shares of Capital Stock to Borrower or any other wholly-owned Subsidiary of Borrower; and (d) PTCC may issue shares of common stock.

         6.8 FISCAL YEAR. Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year.

         6.9 ERISA. Borrower shall not, and shall not permit any of its ERISA Affiliates to, take, or fail to take any action with respect to a Plan including, but not limited to, (a) establishing any Plan, (b) amending any Plan,
(c) terminating or withdrawing from any Plan, or (d) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, where such action or failure could have a Material Adverse Effect, result in a Lien on the property of Borrower or any Subsidiary of Borrower, or require the Borrower or any such Subsidiary to provide any security.

         6.10 RELOCATIONS; USE OF NAME. Borrower shall not, and shall not permit any of its Subsidiaries to, relocate its executive offices; open new places of business or relocate existing places of business; maintain any Collateral in excess of Fifty Thousand Dollars ($50,000), as to any individual location, or in excess of Two Hundred Fifty Thousand Dollars ($250,000), as to all such locations, or records with respect to Collateral at any locations other than locations consisting solely of installed Pay Telephones and other than those locations presently kept or maintained, as set forth on SCHEDULE 5.15 hereto; maintain any Inventory at any location other than those locations set forth on SCHEDULE 5.15; or use any corporate name (other than its own) or any fictitious name; in each case except upon thirty (30) days prior written notice to Agent and after the delivery to Agent of financing statements, if required by Agent, in form satisfactory to Agent.

         6.11 AFFILIATE TRANSACTIONS. Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service or the payment of management or other service fees, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than those which would prevail in a comparable arm's-length transaction with a Person not an Affiliate.

         6.12   DIVIDENDS.   Borrower shall not, and shall not permit any of its
Subsidiaries to, declare or pay any dividends on, or make any distribution with respect to, the shares of any class of its Capital Stock, redeem or retire any of its Capital Stock, or take any action having an effect equivalent to the foregoing in any fiscal year, except that (a) Subsidiaries may declare and pay cash dividends to Borrower or to another Subsidiary of Borrower; (b) subsequent to the third anniversary of the issuance of the Preferred Stock, so long as the Consolidated Fixed
Charge Coverage Ratio of the Borrower is at least 3.0:1.0, the payment of scheduled cash dividend payments on the Preferred Stock in accordance with the terms of the Preferred Stock as in effect on the date hereof; and (c) Borrower may declare and pay other cash dividends on its Capital Stock provided that the aggregate amount of such dividends, together with dividends paid pursuant to clause (b) above, do not exceed, during any fiscal year, twenty-five percent (25%) of the net income of Borrower, on a consolidated basis, as set forth in the audited financial statements for the fiscal year of Borrower immediately preceding the year during which such declaration and payment of dividends is made; provided, however, that at the time of any dividend described in this clause (b) or (c) there does not exist any Default or Event of Default or any event or condition which, with the payment of such dividend, would constitute a Default or Event of Default. For purposes of this Section 7.12, "Consolidated Fixed Charge Coverage Ratio" shall have the meaning ascribed to such term in the Senior Notes Indenture as in effect on the date hereof.

         6.13 PREPAYMENT AND REDEMPTION. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, purchase, redeem, retire or otherwise acquire for value, set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of the Senior Notes or the Preferred Stock except for (a) regularly scheduled payments of interest on the Senior Notes and mandatory purchases and redemptions of the Senior Notes; (b) cash dividends on the Preferred Stock to the extent permitted by Section 7.12 hereof; (c) the redemption, retirement, cancellation or conversion of the Preferred Stock to the extent the consideration therefor consists solely of the issuance of shares of Common Stock; and (d) the redemption of Preferred Stock and/or the repurchase of the Senior Notes upon a Change of Control, as such term is defined in the Senior Notes Indenture as in effect on the date hereof; provided, that all Obligations then due and owing have been fully paid and there exists no Event of Default which has not been waived by the Lenders.

         6.14 AMENDMENT OF CERTAIN DOCUMENTS. Borrower shall not, and shall not permit any Subsidiary to, agree to any modification of any loan agreement, indenture or other instruments, documents or agreements relating to the Preferred Stock and to Funded Debt having an outstanding principal balance of $1,000,000 or more.

                           7. FINANCIAL COVENANTS

    Borrower covenants with the Agent and the Lenders that from and after the Effective Date and until the termination of this Agreement and the payment and satisfaction in full of the Obligations, unless the Majority Lenders otherwise consent in writing:

         7.1 NET WORTH. Borrower shall maintain at all times during the applicable periods set forth below a Net Worth of not less than the sum of the amount set forth opposite each such applicable period:

         Applicable Period                  Amount

         Closing  - 12/31/96                $47,000,000
         01/01/97 - 12/31/97                $52,000,000
         01/01/98 - 12/31/98                $57,000,000
         At all times thereafter            $67,000,000

Notwithstanding the foregoing, in the event that Borrower completes an offering of its equity securities, the amount set forth above for each applicable period, commencing with the applicable period in which such issuance occurs, shall be increased by an amount equal to seventy-five percent (75%) of the amount by which Borrower's shareholders' equity is increased as a result of the issuance of equity securities as a part of such offering.

         7.2 LEVERAGE RATIO. Borrower shall maintain at all times during the applicable periods set forth below a Leverage Ratio of not greater than the ratio set forth opposite each such applicable period:

         Applicable Period                  Ratio

         Closing  - 06/30/97                3.25:1.00
         At all times thereafter            3.00:1.00

         7.3    LOANS/OPERATING CASH FLOW RATIO.   Borrower shall maintain at
all times a Loans/Operating Cash Flow Ratio of not greater than 2.00:1.00.

         7.4 OPERATING CASH FLOW. Borrower shall maintain an Operating Cash Flow of not less than (a) $5,000,000 for the fiscal quarter ending June 30, 1995; (b) $10,000,000 for the two fiscal quarter period ending September 30, 1995; (c) $15,000,000 for the three fiscal quarter period ending December 31, 1995; and (d) for each four fiscal quarter period ending on the last date of each fiscal quarter during the applicable period set forth below, the amount set forth opposite each such applicable period:

         Applicable Period                  Amount

         01/01/96 - 12/31/96                $ 19,000,000
         01/01/96 - 12/31/97                $ 23,000,000
         At all times thereafter            $ 26,000,000

         7.5    INTEREST COVERAGE RATIO.   Borrower shall maintain as of the end
of each fiscal quarter of Borrower during the applicable periods set forth below an Interest Coverage Ratio of not less than the ratio set forth opposite each such applicable period:

         Applicable Period                  Ratio

         Closing  - 06/30/96                1.50:1.00
         07/01/96 - 12/31/96                1.75:1.00
         01/01/97 - 06/30/97                2.25:1.00
         Each Fiscal Quarter thereafter     2.50:1.00

                            8. EVENTS OF DEFAULT

     The occurrence of any of the following events or conditions shall constitute an Event of Default hereunder:

         8.1 OBLIGATIONS. Borrower shall fail to make any payment of principal of the Obligations when due or shall fail to make any payment of interest on the Loans or of any other Obligations (other than payments of principal) within two (2) Business Days of when due.

         8.2 MISREPRESENTATIONS. Borrower or any Subsidiary of Borrower shall make any representations or warranties in any of the Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with any of the Loan Documents which proves to have been untrue or misleading in any material respect when made or furnished and which continues to be untrue or misleading in any material respect.

         8.3 NEGATIVE AND FINANCIAL COVENANTS. Borrower shall default in the observance or performance of any covenant or agreement contained in Section 6.8 or Articles 7 or 8 of this Agreement.

         8.4 OTHER COVENANTS. Borrower or any of its Subsidiaries shall default in the observance or performance of any other covenant or agreement contained in this Agreement or under any of the other Loan Documents to which Borrower or such Subsidiary is a party and such default continues for more than thirty (30) days after notice thereof to Borrower by the Agent.

         8.5 OTHER DEBTS. (a) Borrower or any of its Subsidiaries (other than PTCC) shall fail to pay any principal of or premium or interest on any of its Indebtedness, which is outstanding in a principal amount of at least $1,000,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace or cure period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Indebtedness; or (b) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Indebtedness and shall continue after the applicable grace or cure period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (c) any such Indebtedness shall be accelerated or otherwise declared to be due and payable prior to the stated maturity thereof, or (d) any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof.

         8.6 CERTIFICATE OF AMENDMENT. The occurrence of any Event of Noncompliance under the Certificate of Amendment of the Certificate of Incorporation of the Borrower filed on July 18, 1995 with the New York Department of State (the "Certificate of Amendment"); provided, however, an Event of Noncompliance under Sections L.1(a) and (c) of the Certificate of Amendment shall not constitute an Event of Default hereunder unless the holders of the Preferred Stock seek remedies against Borrower other than the remedy set forth in Section L.2(a) of the Certificate of Amendment, as in effect on the Effective Date.

         8.7 TAX LIEN. A notice of Lien is filed of record with respect to all or any of Borrower's or any Subsidiary's assets by any Governmental Authority, including, without limitation, the PBGC, which in the opinion of the Agent, adversely affects the priority of the Liens granted to Agent hereunder or under the other Loan Documents.

         8.8 ERISA. The occurrence of any of the following events: (i) the happening of a Reportable Event with respect to any Plan which Reportable Event could result in a material liability for the Borrower or an ERISA Affiliate or which otherwise could have a Material Adverse Effect; (ii) the disqualification or involuntary termination of a Plan for any reason which could result in a material liability for Borrower or an ERISA Affiliate or which otherwise could have a Material Adverse Effect; (iii) the voluntary termination of any Plan while such Plan has a funding deficiency (as determined under Section 412 of the Code) which could result in a material liability for Borrower or an ERISA Affiliate or which otherwise could have a Material Adverse Effect; (iv) the appointment of a trustee by an appropriate United States district court to administer any such Plan; (v) the institution of any proceedings by the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan;
(vi) the failure of Borrower to notify the Agent and the Lenders promptly upon receipt by Borrower or any of its Subsidiaries of any notice of the institution of any proceeding or other actions which may result in the termination of any such Plan.

         8.9 VOLUNTARY BANKRUPTCY. The Borrower or any of its Subsidiaries shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (b) make a general assignment for the benefit of its creditors, (c) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (d) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (e) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or
(f) take any corporate action for the purpose of effecting any of the foregoing.

         8.10 INVOLUNTARY BANKRUPTCY. A proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (a) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (b) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or such Subsidiary or of all or any substantial part of its assets, or (c) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code.

         8.11 SUSPENSION OF BUSINESS. The suspension of the transaction of the usual business of Borrower or of the usual business of any of its Subsidiaries having assets in excess of Five Hundred Thousand Dollars ($500,000) (except as a result of a merger permitted by Section 7.6 hereof if such business is continued by the surviving corporation) or the involuntary dissolution of Borrower or the involuntary dissolution of any of its Subsidiaries having assets in excess of Five Hundred Thousand Dollars ($500,000).

         8.12 JUDGMENTS. Any judgment, decree or order for the payment of money which, when aggregated with all other judgments, decrees or orders for the payment of money pending against Borrower or any of its Subsidiaries (other than PTCC), exceeds the sum of Five Hundred Thousand Dollars ($500,000), shall be rendered against Borrower or any of its Subsidiaries (other than PTCC) and remain unsatisfied and in effect for a period of sixty (60) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

         8.13   CHANGE OF CONTROL.  There occurs a Change of Control.

         8.14 RICO. Borrower, any of its Subsidiaries or any of their respective directors, shareholders or executive officers shall be indicted under the Racketeer Influenced and Corrupt Organizations Act of 1970 (18 U.S.C.
section 1961 et seq.) or the Majority Lenders otherwise believe in good faith that all or any portion of the assets of Borrower or any of its Subsidiaries are subject to forfeiture pursuant to 18 U.S.C. section 1963.

         8.15 GUARANTY. At any time, for any reason other than the consent of the Lenders given in accordance with Section 13.8, any guaranty of the Obligations ceases to be in full force and effect in any material respect or guarantor thereunder seeks to repudiate its obligations thereunder and the Liens intended to be created thereby or in connection therewith are, or such guarantor seeks to render such Liens, invalid and unperfected.

         8.16 FAILURE OF SECURITY. At any time, for any reason other than the consent of the Lenders given in accordance with Section 13.8, Liens in favor of the Agent contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated by this Agreement or the other Loan Documents.

                                 9. REMEDIES

     Upon the occurrence or existence of any Event of Default, and during the continuation thereof, without prejudice to the rights of the Agent and the Lenders to enforce their claims against Borrower for damages for failure by Borrower to fulfill any of its obligations hereunder, the Agent and the Lenders shall have the following rights and remedies, in addition to any other rights and remedies available to the Agent and the Lenders at law, in equity or otherwise:

         9.1 DEFAULT RATE. At the election of the Agent, evidenced by written notice to the Borrower, the outstanding principal balance of the Obligations shall bear interest at the Default Rate until paid in full.

         9.2 TERMINATION; ACCELERATION OF THE OBLIGATIONS. In the event of the occurrence of (a) an Event of Default set forth in Sections 9.9 or 9.10 hereof, the Commitment shall automatically and immediately terminate and the Obligations shall automatically and immediately become due and payable, provided, however, that in the event of the occurrence of an Event of Default under Section 9.10 hereof, if the proceeding giving rise to such Event of Default is dismissed within sixty (60) days of the date it was commenced, then the termination of the Commitment and the acceleration of the Obligations shall be rescinded, retroactive to the date of the occurrence of such Event of Default; and (b) any other Event of Default, the Majority Lenders, at their option, may terminate the Commitment and declare all of the Obligations to be immediately due and payable, whereupon all of the Obligations shall become immediately due and payable, in either case without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding.

         9.3 SET-OFF. The right of each Lender to set-off, without notice to Borrower, any and all deposits at any time credited by or due from such Lender to Borrower, whether in a general or special, time or demand, final or provisional account or any other account or represented by a certificate of deposit and whether or not unmatured or contingent.

         9.4 RIGHTS AND REMEDIES OF A SECURED PARTY. All of the rights and remedies of a secured party under the UCC or under other Applicable Law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement, and in any of the other Loan Documents.

         9.5 TAKE POSSESSION OF COLLATERAL. The right of the Agent to (a) enter upon the premises of Borrower, or any other place or places where the Collateral is located and kept, through self-help and without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of the Agent's or the Lenders' claim and without any obligation to pay rent to Borrower, and remove the Collateral therefrom to the premises of Agent or any agent of Agent, for such time as Agent may desire, in order to effectively collect or liquidate the Collateral, and/or
(b) require Borrower to assemble the Collateral and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both Borrower and Agent.

         9.6 SALE OF COLLATERAL. The right of the Agent to sell or to otherwise dispose of all or any of the Collateral, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable; such sales may be adjourned from time to time with or without notice. Agent shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as Agent may see fit. Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, whether owned by Borrower or with respect to which Borrower has rights under license, sublicense or other agreements, as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the benefit of the Agent and the Lenders. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and the Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral shall be applied first to the costs, expenses and reasonable attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Obligations; and third to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to the Lenders therefor.

         9.7 NOTICE. Any notice required to be given by Agent of a sale, lease, other disposition of the Collateral or any other intended action by Agent, given to Borrower in the manner set forth in Section 13.7 below, ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower.

         9.8 APPOINTMENT OF AGENT AS BORROWER'S LAWFUL ATTORNEY. Borrower irrevocably designates, makes, constitutes and appoints Agent (and all persons designated by Agent) as Borrower's true and lawful attorney, and Agent or Agent's agent, may, without notice to Borrower, and at such time or times thereafter as Agent or said agent, in its sole discretion, may determine, in Borrower's or Agent's name: (a) demand payment of the Accounts; (b) enforce payment of the Accounts, by legal proceedings or otherwise; (c) exercise all of Borrower's rights and remedies with respect to the collection of the Accounts;
(d) settle, adjust, compromise, extend or renew the Accounts; (e) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (f) notify the postal authorities to change the address and delivery of mail addressed to Borrower to such address as the Agent may designate provided that Agent agrees to forward to Borrower all such mail not relating to the Collateral; (g) if permitted by Applicable Law, sell or assign the Accounts upon such terms, for such amounts and at such time or times as Agent deems advisable; (h) discharge and release the Accounts; (i) take control, in any manner, of any item of payment or proceeds on the Accounts; (j) prepare, file and sign Borrower's name on a Proof of Claim in Bankruptcy or similar document against any Account Debtor; (k) prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; (l) do all acts and things necessary, in Agent's sole discretion, to fulfill Borrower's obligations under this Agreement; (m) endorse the name of Borrower upon any of the items of payment or proceeds on any Account, and deposit the same to the account of the Lenders on account of the Obligations;
(n) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts or Inventory; (o) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; and (p) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts and Inventory to which Borrower has access.

                          10. CONDITIONS PRECEDENT

         10.1 CONDITIONS PRECEDENT TO INITIAL LOAN. Notwithstanding any other provision of this Agreement, it is understood and agreed that this Agreement shall not become effective and the Lenders shall have no obligation to make the Initial Loan unless and until the following conditions have been met, to the sole and complete satisfaction of the Lenders, the Agent and their respective counsel:

         (a) the Borrowing Base shall, in the case of the initial Loan, be adequate, in the judgment of the Majority Lenders, to provide sufficient funds for the purposes referred to in Section 2.4 hereof.

         (b) Borrower shall have issued the Senior Notes, on terms and conditions satisfactory to the Agent and the Majority Lenders, in the aggregate principal amount of not less than $ 100,000,000 for aggregate proceeds (before reasonable commissions and expenses) of not less than $ 100,000,000.

         (c) Borrower shall have prepaid the Loans (as such term is defined in the Third Restated Agreement) such that the aggregate principal amount of the Loans outstanding hereunder shall not be more than the lesser of (i) the Commitment hereunder or (ii) the Borrowing Base hereunder.

         (d) the Agent and the Lenders shall have received the following documents, each duly executed and delivered to the Agent and the Lenders, and each to be satisfactory in form and substance to Agent and its counsel:

                (i)     the Note;

                (ii) a stock pledge agreement, in form and substance satisfactory to the Agent, duly executed and delivered by Borrower, pledging to the Agent for the benefit of the Lenders all of the issued and outstanding shares of Capital Stock of each Subsidiary owned by Borrower, subject to no other liens, security interests or encumbrances whatsoever, together with the certificates evidencing such Capital Stock, blank stock powers duly executed in blank by Borrower, and such other instruments, documents or agreements with respect thereto as the Agent may require;

                (iii) a certificate signed by the President and the Chief Financial Officer of Borrower dated as of the Effective Date, stating that the representations and warranties set forth in Article 5 hereof are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, stating that Borrower is on such date in compliance with all the terms and conditions set forth in this Agreement on its part to be observed and performed, and stating that on such date, and after giving effect to the making of any initial Loan no Default or Event of Default has occurred or is continuing;

                (iv) a certificate executed by the Chief Financial Officer of Borrower dated as of the Effective Date with respect to the Equipment (including all Pay Telephones) owned by Borrower and the locations at which such Equipment (including all Pay Telephones) is maintained;

                (v) a certificate of the Secretary of Borrower dated as of the Effective Date certifying (A) that attached thereto is a true and correct copy of the By-laws of Borrower, as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of Resolutions adopted by the Board of Directors of Borrower, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents; and (C) as to the incumbency and genuineness of the signatures of the officers of Borrower executing this Agreement or any of the other Loan Documents;

                (vi) a copy of the Articles of Incorporation of Borrower, and all amendments thereto, including the Certificate of Amendment authorizing the issuance of the

     Preferred Stock, certified by the Secretary of State of the State of New York dated as of a date close to the Effective Date;

                (vii) Good Standing Certificates, in each case dated as of a date close to the Effective Date, issued in respect of Borrower by the Secretaries of State of each state listed on SCHEDULE 11.1A hereto;

                (viii) a Borrowing Base Certificate, duly completed and signed by an officer of Borrower reasonably satisfactory to the Agent;

                (ix) copies of all filing receipts or acknowledgements issued by any Governmental Authority to evidence any filing or recordation necessary to perfect the security interests of Agent in the Collateral and evidence in a form acceptable to the Majority Lenders that such security interests constitute valid and perfected first priority security interests;

                (x) certified copies of Borrower's casualty and liability insurance policies, together, in the case of such casualty policies, with loss payable and mortgagee endorsements on Agent's standard form naming Agent as loss payee;

                (xi) the written opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., counsel to the Borrower, dated as of the Effective Date, in the form attached hereto as EXHIBIT E hereto, as to the transactions contemplated by this Agreement;

                (xii) all landlord consents and such other similar waivers necessary to assure Agent of a first priority position in the Borrower's assets;

                (xiii) a certificate of the President and the Chief Financial Officer of Borrower to which are attached true and complete copies of the Senior Notes Indenture, the Offering Memorandum relating to the Senior Notes, and the Registration Rights Agreement, as defined in the Senior Notes Indenture, and certifying that such documents are in full force and effect in the forms attached and have not been amended, supplemented or otherwise modified;

                (xiv) a certificate of the President and the Chief Financial Officer of Borrower to which are attached true and complete copies of the Securities Purchase Agreement, the Registration Rights Agreement (as defined in the Securities Purchase Agreement) and the form of Warrants, and certifying that such documents are in full force and effect in the forms attached and have not been amended, supplemented or otherwise modified; and

                (xv) such other documents, instruments and agreements with respect to the transactions contemplated by this Agreement, in each case in such form and containing such additional terms and conditions as may be reasonably satisfactory to the

     Majority Lenders, and containing, without limitation, representations and warranties which are customary and usual in such documents.

         10.2 ALL LOANS. The obligation of each Lender to make any Loan hereunder (including the initial Loan) shall be subject to fulfillment of the following conditions:

         (a) No Injunction. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or such Loan or which in the judgement of the Agent or the Majority Lenders, would make it inadvisable to make such Loan;

         (b) No Material Adverse Change. Other than events occurring prior to the Effective Date which were disclosed to Lender in writing prior to the Effective Date, there shall not have occurred any material adverse change in the assets, liabilities, business, operations or condition (financial or otherwise) of the Borrower, or any event, condition, or state of facts which would be expected to have a Material Adverse Effect subsequent to the making of such Loan to Borrower, including, without limitation, any material adverse change in the financial condition of the Borrower from that reflected in the restated consolidated audited financial statements of Borrower dated December 31, 1994, previously furnished to the Lenders, as determined by the Lenders in their sole discretion;

         (c)    Solvency.    The Lenders shall be satisfied that, giving effect
to the making of such Loan, Borrower will be Solvent;

         (d) No Default or Event of Default. There shall exist no Default or Event of Default or any event or condition which, with the making of such Loan, would constitute a Default or Event of Default;

         (e) Representations and Warranties. All of the representations and warranties made by Borrower hereunder shall be true and correct in all material respects as of the date of such Loan with the same force and effect as if made on and as of such date except for such changes in such representations and warranties which do not constitute a Default or Event of Default hereunder, which do not, individually or in the aggregate, have a Material Adverse Effect and which have, to the extent required, been disclosed to the Agent and the Lenders pursuant to Section 6.2 hereof or otherwise;

         10.3 DELAY IN SATISFACTION OF CONDITIONS PRECEDENT. If the Lenders make a Loan prior to the fulfillment of any condition precedent set forth in this Article 11, the making of such Loan shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof. The failure of Borrower, for any reason, to satisfy or cause to be satisfied any such condition precedent within thirty (30) days after the date thereof shall constitute an Event of Default for all

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purposes under this Agreement and the Loan Documents, unless such failure is waived in writing by the Majority Lenders.

                                11. THE AGENT

         11.1 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 12.5 hereof and the first sentence of Section 12.6 hereof shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any of the other Loan Documents, or in any certificate or other instrument, document or agreement referred to or provided for in, or received by any of them under, this Agreement or any of the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any of the other Loan Documents or for any failure by Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) subject to Section 12.3 hereof, shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other agreement, document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer complying with the terms and conditions of Section 13.3 hereof.

         11.2 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Lenders (unless the instructions of or consent of all of the Lenders is required hereunder), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, the Agent shall not be required to take any action which (a) the Agent reasonably believes will expose it to personal liability unless the Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (b) is contrary to this Agreement, the Notes, the other Loan Documents or Applicable Law.

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

         11.3 DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans or of Commitment Fees) unless the Agent has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 12.7 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Majority Lenders (unless the directions of or consent of all of the Lenders is required hereunder), provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         11.4 RIGHTS AS A LENDER. With respect to its Commitment and the Loans made by it, Creditanstalt (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Creditanstalt (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower (and any of its Affiliates) as if it were not acting as the Agent, and Creditanstalt and its Affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         11.5 INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Sections 13.5 or 13.13 hereof, but without limiting the obligations of Borrower under said Sections 13.5 and 13.13), for their Commitment Percentage of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other instruments, documents or agreements contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which Borrower are obligated to pay under
Section 13.5 hereof but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other instruments, documents or agreements, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders under this Section 12.5 shall survive the termination of this Agreement.

         11.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its own decision to enter into this Agreement and that it will, independently and

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

without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other instrument, document or agreement referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notice, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates.

         11.7 FAILURE TO ACT. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section
12.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         11.8   RESIGNATION OR REMOVAL OF AGENT; CO-AGENT.

    (a) Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment with thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lender's removal of the retiring Agent, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which has a combined capital and surplus of at least Three Hundred Million Dollars ($300,000,000). Upon the acceptance of any appointment as Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

    (b) In the event that Applicable Law imposes any restrictions on the identity of an agent such as the Agent or requires the appointment of any co-agent in connection therewith, the Agent may, in its discretion, for the purpose of complying with such restrictions, appoint one or more co-agents hereunder. Any such Co-Agent(s) shall have the same rights, powers, privileges and obligations as the Agent and shall be subject to and entitled to the benefits of all provisions of this Agreement and the Loan Documents relative to the Agent. In addition to any rights of the Majority Lenders set forth in subsection (a) above, any such Co-Agent may be removed at any time by the Agent.

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

         11.9   COLLATERAL MATTERS.

         (a) Authority. Each Lender authorizes and directs the Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders. Each Lender agrees that any action taken by the Agent or the Majority Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Agent or the Majority Lenders (or, where so required, such greater proportion) of the powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with this Agreement and the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries; (iii) act as collateral agent for the Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, the Agent hereby appoints, authorizes and directs the Lenders to act as collateral sub-agents for the Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Subsidiaries' respective deposit accounts maintained with, and cash and other property held by, such Lender; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interest and Liens created or purported to be created by the Loan Documents, and (vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Agent or the Lenders with respect to the Collateral under the Loan Documents, Applicable Law or otherwise.

         (b) Each Lender hereby directs, in accordance with the terms of this Agreement, the Agent to release or to subordinate any Lien held by the Agent for the benefit of the Lenders:

                (i) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement;

                (ii) against any part of the Collateral sold or disposed of by the Borrower or any of its Subsidiaries, if such sale or disposition is permitted by Section 7.3 hereof or is otherwise consented to by the Majority Lenders, as certified to the Agent by the Borrower in an Officer's Certificate;

                (iii) against any part of the Collateral constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or

                (iv) if approved, authorized or ratified in writing by the Agent at the direction of Majority Lenders.

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

Each Lender hereby directs the Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to Section 12.9(b) hereof promptly upon the effectiveness of any such release.

         (c) Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by Majority Lenders (as set for in Section 12.9(b) hereof), each Lender agrees to confirm in writing, upon request by the Borrower, the authority to release Collateral conferred upon the Agent under clauses (i) through (iv) of Section 12.9(b) hereof. So long as no Default or Event of Default is then continuing, upon receipt by the Agent of any such written confirmation from the Majority Lenders of its authority to release any particular items or types of Collateral, and in any event upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at lease five (5) Business Days prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; provided, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other that the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including without limitation the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

         (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to the Agent pursuant to this Agreement or any of the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 12.9 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or in any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given its own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any Lender.

         11.10 BORROWER NOT A BENEFICIARY. The provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and neither the Borrower nor any Subsidiary of the Borrower shall have any right to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as the agent of the Lenders and does not assume and shall not be deemed to have assumed any obligations or relationship of agency, trustee or fiduciary with or for the Borrower or any Subsidiary of the Borrower.

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

                              12. MISCELLANEOUS

         12.1 WAIVER. Each and every right and remedy granted to the Agent and the Lenders under this Agreement or any Loan Document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent or any Lender of any right or remedy preclude any other or future exercise thereof or the exercise of any other right or remedy. No waiver by the Agent or the Lenders of any Default or Event of Default shall constitute a waiver of any subsequent Default or Event of Default.

         12.2 SURVIVAL. All representations, warranties and covenants made herein shall survive the execution and delivery of all of the Loan Documents. The terms and provisions of this Agreement shall continue in full force and effect until the termination of this Agreement in accordance with Section 2.6 hereof; provided, further, that Borrower's obligations under Sections 2.8(b), 3.7, 3.8, 13.5 and 13.13 hereof shall survive the repayment of the Obligations and the termination of this Agreement.

         12.3   ASSIGNMENTS; SUCCESSORS AND ASSIGNS.

         (a) This Agreement is a continuing obligation and binds, and the benefits hereof shall inure to, Borrower, Agent and each Lender and their respective successors and assigns; provided, that Borrower may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of all of the Lenders.

         (b) Any Lender may, in accordance with Applicable Law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loans owing to such Lender, any of the Notes held by such Lender, any Commitment held by such Lender hereunder or any other interests of such Lender hereunder. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.8(b), 3.7, 3.8 and 13.13 hereof with respect to its participation; provided that no Participant shall be entitled to receive any greater amount pursuant to such Section than such Lender would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such Participant had no such transfer occurred.

         (c) Each Lender may, with the Agent's consent and in accordance with Applicable Law, at any time assign, pursuant to an assignment substantially in the form of EXHIBIT F attached hereto and incorporated herein by reference, without the Borrower's consent to one or more banks having unimpaired capital and surplus of Two Hundred Fifty Million Dollars ($250,000,000) or more or may assign with the Borrower's consent (which shall not be unreasonably withheld) to any other financial institution (in either case, "Eligible Assignees") all or any part of any Loans owing to such Lender, any of the Notes held by such Lender, the portion of the Commitment held by such Lender or any other interest of such Lender hereunder; provided, however, that (i)

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

unless Borrower and the Agent consent otherwise, and except in the case of an assignment to another Lender, any such partial assignment shall be in a minimum principal amount of Five Million Dollars ($5,000,000) and (ii) each such assignment by a Lender of its Loans, Note or Commitment shall be made in such manner so that the same portion of its Loans, Note and Commitment is assigned to the respective assignee. Borrower and the Lenders agree that to the extent of any assignment the Assignee shall be deemed to have the same rights and benefits with respect to Borrower under this Agreement and any of the Notes as it would have had if it were a Lender hereunder on the Effective Date and the assigning Lender shall be released from its Commitment hereunder, to the extent of such assignment. Upon the making of an assignment, the assigning Lender shall pay to the Agent an assignment fee of $2,500.

         (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 13.3, any Lender may assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (e) Borrower authorizes each Lender to disclose to any Participant or Eligible Assignee ("Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by Borrower or the Agent pursuant to this Agreement or which has been delivered to such Lender by Borrower in connection with such Lender's credit evaluation of Borrower prior to entering into this Agreement.

         (f) Any Lender shall be entitled to have the Note held by it subdivided in connection with a permitted assignment of all or any portion of such Note and the respective Loans evidenced thereby pursuant to Section 13.3(c) above. In the case of any such subdivision, the new Note (the "New Note") issued in exchange for a Note (the "Old Note") previously issued hereunder (iii) shall be substantially in the form of EXHIBIT A hereto, as appropriate, (iv) shall be dated the date of such assignment, (v) shall be otherwise duly completed and (vi) shall bear a legend, to the effect that such New Note is issued in exchange for such Old Note and that the indebtedness represented by such Old Note shall not have been extinguished by reason of such exchange. Without limiting the obligations of Borrower under Section 13.5 hereof, the Lenders shall use reasonable best efforts to ensure that any such assignment does not result in the imposition of any intangibles, documentary stamp and other taxes, if any, which may be payable in connection with the execution and delivery of any such New Note.

         (g) If, pursuant to this subsection, any interest in this Agreement or any of the Notes is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the Lender making such transfer shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to such Lender (for the benefit of such Lender and Borrower) that under Applicable Law and treaties no taxes will be required to be withheld by such Lender or Borrower with respect to any payments to be made to such Transferee hereunder or in respect of the Loans,
(ii) to furnish to such Lender and Borrower either U.S. Internal

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

Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all payments hereunder) and (iii) to agree (for the benefit of such Lender and Borrower) to provide such Lender and Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         (h) Anything in this Section 13.3 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Borrower or any of its Affiliates or Subsidiaries without the prior written consent of each Lender.

         12.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement. Any signature page to this Agreement may be witnessed by a telecopy or other facsimile of any original signature page and any signature page of any counterpart hereof may be appended to any other counterpart hereof to form a completely executed counterpart hereof.

         12.5 EXPENSE REIMBURSEMENT. Borrower agrees to reimburse the Agent for all of the Agent's costs and expenses incurred in connection with the development, preparation, execution, delivery, modification or amendment of this Agreement, the Notes and the other Loan Documents, including audit costs, appraisal costs, the cost of searches, filings and filing fees, taxes and the fees and disbursements of Agent's attorneys, Messrs. Troutman Sanders and any counsel retained by them. Borrower further agrees to reimburse the Agent and each Lender for all costs and expenses incurred by the Agent or such Lender (including attorneys' fees and disbursements) to: (a) restructure, refinance or "workout" the transactions contemplated by this Agreement; (b) commence, defend or intervene in any court proceeding; (c) file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Collateral or this Agreement, the Notes or any of the other Loan Documents; (d) protect, collect, lease, sell, take possession of, or liquidate any of the Collateral; (e) attempt to enforce any security interest in any of the Collateral or to seek any advice with respect to such enforcement; and (f) enforce any of the Agent's and the Lenders' rights to collect any of the Obligations. Borrower also agrees to pay, and to save harmless the Agent and the Lenders from any delay in paying, any intangibles, documentary stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement, the Notes or any of the other Loan Documents, or the recording of any thereof, or in any modification hereof or thereof. Additionally, Borrower shall pay to the Agent and each Lender on demand any and all fees, costs and expenses which the Agent or such Lender pays to a bank or other similar institution arising out of or in connection with (x) the forwarding to Borrower or any other Person on Borrower's behalf, by the Agent or such Lender of proceeds of any Loan and (y) the depositing for collection by of any check or item of payment received by or delivered to the Agent or such Lender on account of the Obligations. All fees, costs and expenses provided for in this Section 13.5 may, at the option of the

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Majority Lenders, be charged as Loans to Borrower's revolving loan account with the Lenders provided for in Section 2.3 hereof. Borrower's obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

         12.6 SEVERABILITY. If any provision of this Agreement or any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement or such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         12.7 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered by hand (including, but not limited to, by means of overnight courier service), (b) sent by telex or facsimile transmitter (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or (c) except as otherwise provided herein, deposited in the mail, registered or certified mail, postage prepaid, addressed to such party at the "Address for Notices" specified below its name on the signature pages hereto or to such other address as may be designated hereafter in writing by the respective parties hereto.

         12.8 ENTIRE AGREEMENT - AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings and agreements between such parties in respect of such subject matter. Neither this Agreement nor any provision hereof may be changed, waived, discharged, modified or terminated except pursuant to a written instrument signed by Borrower, the Agent and the Majority Lenders or by Borrower and the Agent acting with the consent of the Majority Lenders; provided, however, that no such amendment, waiver, discharge, modification or termination shall, except pursuant to an instrument signed by Borrower, the Agent and all of the Lenders or by Borrower and the Agent acting with the consent of all of the Lenders, (a) increase the amount of, extend the term of, or extend the time or waive any requirement for the termination of, the Commitment; (b) extend the date fixed for the scheduled payment of principal of, or interest on, any Loan; (c) reduce the amount of any scheduled payment of principal of, or the rate of interest on, any Loan; (d) reduce any fee payable hereunder; (e) alter the terms of this
Section 13.8; (f) release any guarantor of the Obligations; (g) reduce the Commitment of any Lender in any manner which would change such Lender's Commitment Percentage; or (h) amend the definitions of the term "Majority Lenders" or "Borrowing Base" set forth in Section 1.1 hereof; provided, further, that any amendment, waiver, discharge modification or termination of any provision of Section 12 hereof, or which increases the obligations of the Agent hereunder and under the Loan Documents, shall require the written consent of the Agent.

         Anything in this Agreement to the contrary notwithstanding, if any Lender shall fail to fulfill its obligations to make any Loan hereunder then, for so long as such failure shall continue, such Lender shall (unless the Majority Lenders, determined as if such Lender were not a "Lender" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments,

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modifications, waivers or consents under this Agreement or the Notes (including, without limitation, under this Section 13.8) to have no Loans or Commitment, shall not be treated as a "Lender" hereunder when performing the computation of Majority Lenders, and shall have no rights under the preceding paragraph of this
Section 13.8; provided that any action taken by the other Lenders with respect to the matters referred to in clauses (a) through (h) of the preceding paragraph shall not be effective as against such Lender.

         12.9 TIME OF THE ESSENCE. Time is of the essence in this Agreement and the other Loan Documents.

         12.10 INTERPRETATION. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other Governmental Authority by reason of such party having or being deemed to have structured or dictated such provision.

         12.11 LENDERS NOT A JOINT VENTURER. Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby (including the Loan Documents) shall in any respect be interpreted, deemed or construed as making the Agent or any Lender a partner or joint venturer with Borrower or as creating any similar relationship or entity, and Borrower agrees that it will not make any assertion, contention, claim or counterclaim to the contrary in any action, suit or other legal proceeding involving the Agent or the Lenders and Borrower.

         12.12 CURE OF DEFAULTS BY LENDERS. If, hereafter, Borrower defaults in the performance of any duty or obligation to the Agent and the Lenders hereunder, any Lender may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by such Lender in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall be included in the Obligations and be secured by the Collateral.

         12.13 INDEMNITY. In addition to any other indemnity provided for herein, Borrower hereby indemnifies the Agent and each Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent or such Lender in any litigation, proceeding or investigation instituted or conducted by any Governmental Authority or any other Person (other than Borrower) with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the other Loan Documents (including, but not limited to the issuance of the Preferred Stock and the Senior Notes), whether or not Agent or such Lender is a party thereto, except to the extent that any of the foregoing arises out of gross negligence or willful misconduct of Agent or such Lender, as the case may be. Additionally, Borrower hereby indemnifies and holds the Agent and each Lender harmless from all loss, cost (including, without limitation, fees and disbursements of counsel), liability and damage whatsoever incurred by Agent or such Lender by reason of any violation of any applicable Environmental Laws for which Borrower or any of its Subsidiaries have any liability or which occurs upon any real estate

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owned by or under the control of Borrower or any of its Subsidiaries, or by reason of the imposition of any governmental lien for the recovery of environmental cleanup costs expended by reason of such violation. Borrower's obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

         12.14 ATTORNEY-IN-FACT. Borrower hereby designates, appoints and empowers Agent irrevocably as its attorney-in-fact, at Borrower's cost and expense, to do in the name of Borrower any and all actions which Agent may deem necessary or advisable to carry out the terms hereof upon the failure, refusal or inability of Borrower to do so, and Borrower hereby agrees to indemnify and hold Agent harmless from any costs, damages, expenses or liabilities arising against or incurred by the Agent in connection therewith except to the extent that any of such costs, damages, expenses or liabilities arise out of Agent's gross negligence or willful misconduct.

         12.15 SOLE BENEFIT. The rights and benefits set forth in this Agreement and in the other Loan Documents are for the sole and exclusive benefit of the parties thereto and may be relied upon only by such parties.

         12.16  FINANCING STATEMENTS.

         (a) Borrower hereby agrees that all financing statements filed under the Uniform Commercial Code in connection with the Original Loan Agreement, the First Restated Agreement, the Second Restated Agreement, or the Third Restated Agreement showing Borrower as the debtor and Creditanstalt, as agent, as the secured party, shall be sufficient to perfect the Liens granted to the Agent pursuant to this Agreement and the Loan Documents, to the extent such Liens may be perfected by the filing of financing statements and Borrower hereby agrees that it shall not make any assertion, contention, claim or counterclaim to the contrary in any action, suit or other legal proceeding involving the Agent or the Lenders and Borrower.

         (b) Borrower acknowledges and agrees that it is Borrower's intent that all financing statements filed hereunder shall remain in full force and effect until this Agreement shall have been terminated in accordance with the provisions hereof, even if, at any time or times prior to such termination, no loans or Loans shall be outstanding hereunder. Accordingly, Borrower waives any right which it may have under Section 9-404(1) of the UCC to demand the filing of termination statements with respect to the Collateral, and agree that the Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. Upon such termination and payment in full, Agent shall execute appropriate termination statements and deliver the same to Borrower.

         12.17 GOVERNING LAW; JURISDICTION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

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(WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW). BORROWER HEREBY (A) SUBMITS
TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS; (B) AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT; AND (C) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR THE LENDERS TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

         12.18 WAIVER OF JURY TRIAL. BORROWER, AGENT AND EACH LENDER EACH HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS AGREEMENT, ANY OF THE NOTES, ANY OF THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF BORROWER, AGENT OR ANY LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS MAKING THE LOANS TO BORROWER.

                              _________________
                                  Initials

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    IN WITNESS WHEREOF, Borrower, the Agent and the Lenders has set its hand and seal as of the day and year first above written.

                              "BORROWER"

                              PEOPLES TELEPHONE COMPANY, INC.

                              By: __________________________
                                  Robert D. Rubin
                                  President

                              Attest:_______________________
                                     Francis J. Harkins
                                     Secretary

                                   [CORPORATE SEAL]

                              Address for Notices:
                              Peoples Telephone Company, Inc.
                              2300 N.W. 89th Place
                              Miami, Florida  33172
                              Attn:   Jeffrey Hanft
                                      Robert D. Rubin
                              Telecopy Number:  (305) 593-0479

                              WITH A COPY TO:

                              Greenberg, Traurig, Hoffman, Lipoff, Rosen &
                              Quentel, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                              Attn: Dale Greenberg, Esq.
                              Telecopy No.: (305) 579-0717

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                              "AGENT"

                              CREDITANSTALT-BANKVEREIN

                              By:___________________________
                                 Robert M. Biringer
                                 Senior Vice President

                              By:___________________________
                                 Joseph P. Longosz
                                 Vice President

                              Address for Notices:
                              Creditanstalt-Bankverein
                              245 Park Avenue
                              New York, New York  10167
                              Attn: Dennis O'Dowd
                              Telecopy Number: (212) 851-1234

                              WITH COPIES TO:

                              Creditanstalt-Bankverein
                              Two Ravinia Drive
                              Suite 1680
                              Atlanta, Georgia  30346
                              Attn:   Robert M. Biringer
                                      Joseph P. Longosz
                              Telecopy Number: (404) 390-1851

                              and

                              Troutman Sanders
                              Suite 5200
                              600 Peachtree Street
                              Atlanta, Georgia  30308-2216
                              Attn:  Hazen H. Dempster, Esq.
                              Telecopy Number: (404) 885-3900

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                              "LENDERS"
COMMITMENT

$40,000,000                   CREDITANSTALT-BANKVEREIN

                              By:___________________________
                                 Robert M. Biringer
                                 Senior Vice President

                              By:___________________________
                                 Joseph P. Longosz
                                 Vice President

                              Address for Notices:
                              Creditanstalt-Bankverein
                              245 Park Avenue
                              New York, New York  10167
                              Attn:  Dennis O'Dowd
                              Telecopy Number: (212) 851-1234

                              WITH COPIES TO:

                              Creditanstalt-Bankverein
                              Two Ravinia Drive
                              Suite 1680
                              Atlanta, Georgia  30346
                              Attn:   Robert M. Biringer
                              Telecopy Number: (404) 390-1851

                              and

                              Troutman Sanders
                              Suite 5200
                              600 Peachtree Street
                              Atlanta, Georgia  30308-2216
                              Attn:  Hazen H. Dempster, Esq.
                              Telecopy Number: (404) 885-3900

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